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                                                                   Exhibit 10.37

                                      LEASE

                                 By and Between

                      WELLSFORD/WHITEHALL HOLDINGS, L.L.C.

                                  ("Landlord")

                                       and

                        BORON, LEPORE & ASSOCIATES, INC.

                                   ("Tenant")



                                1800 Valley Road
                             Wayne, New Jersey 07470


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                                TABLE OF CONTENTS

1.    TERMS                                                                    1

2.    PAYMENT OF RENT & ADDITIONAL RENT                                        4

3.    SECURITY DEPOSIT AND ADVANCE DEPOSIT                                     5

4.    USES; TENANT COVENANTS                                                   7

5.    ENVIRONMENTAL PROVISIONS; RECYCLING.                                     9

6.    LATE CHARGES; INTEREST                                                  15

7.    REPAIRS AND MAINTENANCE                                                 16

8.    UTILITIES AND SERVICES                                                  17

9.    OPERATING EXPENSES                                                      19

10.   REAL ESTATE TAXES                                                       26

11.   ADDITIONAL PROVISIONS; TOTAL EXPENSES AND REAL ESTATE TAXES             29

12.   TENANT'S INSURANCE                                                      29

13.   LANDLORD'S INSURANCE                                                    31

14.   DAMAGE OR DESTRUCTION                                                   31

15.   MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS:
      REMOVAL OF FIXTURES                                                     34

16.   ACCEPTANCE OF PREMISES.                                                 35

17.   TENANT'S PRE-OCCUPANCY IMPROVEMENTS                                     36

18.   ACCESS                                                                  36

19.   MUTUAL WAIVER OF SUBROGATION                                            36

20.   INDEMNIFICATION                                                         37

21.   ASSIGNMENT AND SUBLETTING                                               38


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22.   ADVERTISING                                                             42

23.   LIENS                                                                   42

24.   DEFAULT                                                                 42

25.   SUBORDINATION                                                           47

26.   SURRENDER OF POSSESSION                                                 48

27.   NON-WAIVER                                                              49

28.   HOLDOVER                                                                49

29.   CONDEMNATION                                                            50

30.   NOTICES                                                                 51

31.   MORTGAGEE PROTECTION                                                    52

32.   COSTS AND ATTORNEYS' FEES                                               52

33.   BROKERS                                                                 52

34.   LANDLORD'S LIABILITY AND DEFAULT                                        53

35.   ESTOPPEL CERTIFICATES                                                   54

36.   FINANCIAL STATEMENTS                                                    55

37.   TRANSFER OF LANDLORD'S INTEREST                                         56

38.   RIGHT TO PERFORM                                                        56

39.   [INTENTIONALLY DELETED].                                                56

40.   SALES AND AUCTIONS.                                                     56

41.   NO ACCESS TO ROOF                                                       57

42.   SECURITY                                                                57

43.   AUTHORITY OF TENANT                                                     57

44.   NO ACCORD OR SATISFACTION                                               57


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45.   PARKING                                                                 58

46.   GENERAL PROVISIONS                                                      58

47.   [INTENTIONALLY DELETED]                                                 61

48.   WAIVER OF JURY TRIAL                                                    61

49.   RENEWAL OPTION                                                          61

50.   ARBITRATION.                                                            63

51.   ROOF RIGHTS.                                                            63

52.   ADDITIONAL SCHEDULES                                                    64

EXHIBIT A         Location and Dimensions of Premises
EXHIBIT B         Depiction of Land
EXHIBIT C         Design Build Construction Exhibit; Landlord's Work and
                  Tenant's Work
EXHIBIT D         Rules and Regulations
EXHIBIT E         Declaration of Lease Commencement
EXHIBIT F         Janitorial Specifications
EXHIBIT G         HVAC Performance Specifications
EXHIBIT H         Categories of Expenses
EXHIBIT I         Form of Subordination, Non-Disturbance and Attornment
                  Agreement
EXHIBIT J         List of Banks which May Issue Letter of Credit as of Lease
                  Execution


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                                      LEASE

      THIS LEASE is made this __ day of ___________, 2000, by and between WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company, ("Landlord"), and BORON, LEPORE & ASSOCIATES, INC. a Delaware corporation ("Tenant").

                                R E C I T A L S:

      Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

      NOW THEREFORE Landlord and Tenant hereby agree to the following:

1.    TERMS.

      1.1 Premises. The Premises demised by this Lease are 56,375 rentable square feet consisting of the entire office building located at 1800 Valley Road, Wayne, N.J. 07470 (the "Building"), together with a nonexclusive right to use parking and other common areas (provided that at any time Tenant is the sole tenant of the Building, the right to use interior common areas, and to use the parking areas on that portion of the Land which is located outside of the Future Development Area, shall be exclusive to Tenant). Subject to applicable law and the provisions of this Lease, such common areas shall be available to Tenant seven (7) days a week, twenty-four (24) hours a day. Landlord shall, at its sole cost and expense (subject to the pass-through provisions of Article 9 of this Lease) manage, equip, maintain, repair and, if necessary, replace the common areas and all elements and components thereof including the removal of snow, ice, debris and rubbish therefrom. The land upon which the Building is situated, which is depicted on Exhibit B attached hereto and incorporated herein by reference, shall be referred to hereinafter as the "Land". The Building and Land are sometimes collectively referred to herein as the "Property". The location and dimensions of the Premises are shown on Exhibit A, attached hereto and incorporated herein by reference. The measurement of the Premises has been agreed to and stipulated by Landlord and Tenant prior to Lease execution and shall be 56,375 rentable square feet for all purposes hereunder.

      1.2 Tenant's Share. "Tenant's Share" shall mean a fraction, the numerator of which is the total rentable square footage of the Premises and the denominator of which is the total rentable square footage of office space in the Building. Tenant's Share as of the date of execution of this Lease is one hundred percent (100%).

      1.3 Lease Term. The initial term of this Lease shall run for One Hundred Thirty-Two (132) months, commencing on the "Commencement Date" as defined in
Section 1.4, below, and expiring on the last day of that month which is one hundred and thirty-two (132) full months after the Commencement Date (the "Lease Expiration Date"). In the event Tenant enters and/or


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occupies the Premises at any time prior to the Commencement Date, such entry and/or occupancy shall be subject to all of the terms and conditions of this Lease, including the payment of Rent and increases in Operating Costs and Real Estate Taxes (as such terms are hereinafter defined), provided (i) that Tenant shall not be obligated to pay Rent and increases in Operating Costs and Real Estate Taxes solely by virtue of any pre-Commencement Date entry and/or "occupancy" which is limited to installation of computer and telephone cabling, or other "Early Work", as such term is defined in Exhibit C hereto, and (ii) Tenant shall not be obligated to pay Rent and increases in Operating Costs and Real Estate Taxes for any period of occupancy which occurs prior to February 1, 2001, as more fully set forth in Exhibit C to this Lease. In addition to the initial Lease Term described above, Tenant is granted, subject to the terms and conditions of Section 49, below, two (2) options to extend the Lease Term for option terms of five (5) years each. The initial Lease Term described above is sometimes referenced as the "Initial Term", and any renewal option term which is validly exercised by Tenant is sometimes referenced as a "Renewal Term" and the option terms are collectively referred to as the "Renewal Terms". The Initial Term, and any Renewal Terms actually exercised by Tenant in accordance herewith, is sometimes referred to herein as the "Lease Term".

      1.4 Commencement Date. Subject to the provisions of Exhibit C as they relate to the effect of Tenant Delays upon the Commencement Date of this Lease, the "Commencement Date" of this Lease shall be the later to occur of (i) February 1, 2001, and (ii) one (1) business day after the date the Premises are "Ready for Occupancy" within the meaning of Section 10 of Exhibit C to this Lease.

      1.5 Rent. "Rent" shall mean Base Rent plus Additional Rent (as each such term is defined herein). Base Rent during the Initial Term ("Base Rent") shall be determined in accordance with the following schedule:

Lease Months     Annual Base Rental Rate  Annual Base Rent   Monthly Base Rent
------------     -----------------------  ----------------  -------------------
     1-60              $21.25 p.s.f.        $1,197,968.75        $99,830.73
    61-132             $24.00 p.s.f.        $1,353,000.00       $112,750.00

Base Rent shall be payable in equal monthly installments for each month of the Lease Term in accordance with the above schedule. Rent during any Renewal Term is to be calculated pursuant to Section 49, below. Accordingly, in addition to the Rent, Tenant shall pay Expense Increases, and Costs of Electricity, as described in Section 9, and Real Estate Tax Increases as described in Section 10, below, all of which shall be deemed "Additional Rent" due under this Lease. Rent shall be payable monthly, in advance, in lawful money of the United States of America, on first day of each calendar month of the Term, without prior notice, demand, deduction or offset, except as expressly set forth herein. The monthly Base Rent payable for the Premises under this Section 1.5, is sometimes herein referred to as the "Monthly Rent".

      1.6 Additional Rent. Any sum owed or reimbursable by Tenant to Landlord under


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this Lease (excluding Monthly Rent) shall be considered "additional rent"
hereunder, and, except for items of additional rent for which demand is required pursuant to the express terms of this Lease, shall be payable without demand, set-off or deduction, except as expressly provided to the contrary herein. The items of additional rent described in Section 1.5, above, shall be payable monthly, in advance, on first day of each calendar month of the Term, together with Tenant's Monthly Rent payment.


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      1.7 [INTENTIONALLY DELETED]

      1.8 Notice Addresses. Any notices under this Lease shall be governed by the terms of Section 30, below. The notice addresses of the parties are as follows:

If to Landlord:   Wellsford/Whitehall Holdings, L.L.C.
                  c/o Wellsford Commercial Properties Trust
                  Chatham Executive Center
                  26 Main Street, First Floor
                  Chatham, New Jersey 07928
                  Attention: President

                    with a copy to:

                  Wellsford Commercial Properties Trust
                  Chatham Executive Center
                  26 Main Street, First Floor
                  Chatham, New Jersey 07928
                  Attention:  General Counsel

                    and:

                  Tenenbaum & Saas, P.C.
                  4330 East-West Highway, Suite 1150
                  Bethesda, Maryland 20814
                  Attention: Mark S. Tenenbaum, Esquire

If to Tenant:     Prior to the Commencement Date only:
                  1717 Route 208 North
                  Fairlawn, NJ 07410
                  Attention: Chief Financial Officer

                  After the Commencement Date:
                  1800 Valley Road
                  Wayne, NJ 07470
                  Attention: Chief Financial Officer


                    with a copy to:


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                  Drinker, Biddle & Shanley
                  500 Campus Drive
                  Florham Park, NJ 07410
                  Attention: Karl Piirimae, Esquire

Either party may, by ten (10) days' prior written notice to the other delivered in accordance with this Lease, designate a new address to which all notices hereunder shall be directed.

      1.9 Rent Payment Address. Tenant shall send payments of Rent and additional rent hereunder to Landlord at the following address:

                  WEL/WH Pointview 1800 Valley Road
                  Grubb & Ellis Management Services
                  P.O. Box 14051A
                  Newark, New Jersey 07195-0051

      1.10 Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth full calendar month after such Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

      1.11 Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

2.    PAYMENT OF RENT & ADDITIONAL RENT.

      Rent and, except as otherwise expressly provided in this Lease, additional rent (including any monthly estimated payments for Expense Increases, Costs of Electricity, and/or Real Estate Tax Increases payable in accordance with this Lease) shall be paid in advance on or before the first day of each month, except that the Rent payable for the first month of the Lease Term shall (as more fully set forth in Section 3.2, below) be paid on or before the Commencement Date, at the address noted in Section 1.9, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and additional rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Except for monthly installments of estimated additional rent, or as otherwise provided in this Lease, all payments of additional rent shall be paid no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof in writing. In the event of any dispute concerning the computation of the amount of any additional rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and such payment shall be without prejudice to Tenant's right to continue to challenge the disputed computation.

3.    SECURITY DEPOSIT AND ADVANCE DEPOSIT.

      3.1   Security Deposit.


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            (a) Simultaneously with the execution of this Lease by Tenant,
Tenant shall deliver to Landlord a security deposit in an amount equal to Three Hundred Ninety Nine Thousand Three Hundred Twenty Two and 92/100 Dollars ($399,322.92) in the form of an irrevocable and unconditional letter of credit, in accordance with the requirements more fully set forth in subsection 3.1(b), below (the "Security Deposit"). The Security Deposit shall constitute security for payment of Base Rent and additional rent and for the performance of any and all other covenants, agreements and obligations of Tenant under this Lease. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Rent, additional rent or any other payment due under this Lease, and the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, and such default continues after written notice and the expiration of any applicable cure period provided for herein, if any (e.g., in those circumstances where the default in question requires the giving of written notice of default and a right to cure), then Landlord may (without any waiver of Tenant's default being deemed to have occurred) draw upon such letter of credit and apply all or any part of the proceeds thereof to the payment of any sum in default, or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default, or to satisfy in part or in whole any damages suffered by Landlord as a result of Tenant's default. In the event of such application, Tenant shall promptly deposit with Landlord (either in cash or in the form of an additional letter of credit) the amount necessary to restore the Security Deposit to the full amount set forth above. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Base Rent or additional rent, nor a measure of Landlord's damages in the event of any default by Tenant. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. If Lessor transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then such transferee shall be liable for the return of the Security Deposit, and Landlord shall be released from all liability for the return thereof.

            (b) The letter of credit to be delivered by Tenant to Landlord under
Section 3.1(a), above (the "Letter of Credit"), shall be (i) in form and substance satisfactory to Landlord in its sole discretion; (ii) at all times in the amount of the Security Deposit, and shall permit multiple draws; (iii) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in the State of New Jersey, which Landlord agrees shall, as of the date hereof, include the bank(s) listed in Exhibit J attached hereto and made a part hereof; (iv) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer or assignment shall be conditioned only upon the execution by such owner of a written document in connection with such transfer or assignment); (v) payable at sight upon presentment to a local branch of the issuer of a simple sight draft signed by Landlord or its property manager accompanied by a certificate stating that Landlord is permitted to draw upon such Letter of Credit under the express terms of this Lease, identifying the Section pursuant to which the Letter of Credit is being drawn, and setting forth the amount that Landlord is permitted to draw; (vi) a term of not less than one (1) year; and (vii) at least thirty
(30) days prior to the then-current expiration date of such Letter of Credit, either (A) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after expiration of the Lease Term, or (B) replaced with cash in the amount of the Security Deposit. If Lessor transfers the Security Deposit to any transferee of the Building or Landlord's


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interest therein, then such transferee shall be liable for the return of the
Security Deposit, and Landlord shall be released from all liability for the return thereof. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable under Section 24, hereof, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of clause(vii), above, Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as a cash Security Deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) business days after Landlord's written demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord to immediately draw upon the existing Letter of Credit in full, without any further notice to Tenant. In the event that any issuer of a Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship commences, said Letter of Credit shall be deemed not to meet the requirements of this Section, and, within ten (10) business days thereof, Tenant shall replace such Letter of Credit with cash or other collateral acceptable to Lessor in its sole and absolute discretion (and Tenant's failure to do so shall constitute an Event of Default under this Lease with no other notice, or grace or cure period being applicable thereto). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.

      3.2 Advance Deposit. Within thirty (30) days after Lease execution, Tenant shall deposit with Landlord the sum of Ninety-Nine Thousand, Eight Hundred Thirty and 73/100 Dollars ($99,830.73) as a deposit of the first installment of Monthly Rent payable under this Lease (the "Advance Deposit"), which shall be applied by Landlord on behalf of the Tenant to the payment of Base Rent due for the first month of the Lease Term, when the same is due and payable. The Advance Deposit, prior to its being applied to the payment of Base Rent, shall constitute security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant's total obligation(s) to Landlord.

      3.3 No Separate Account. Landlord shall not be obligated to hold the Advance Deposit or the Security Deposit in a separate account from other Building or project funds.

4.    USES; TENANT COVENANTS.

      4.1 Permitted Uses. The Premises are to be used only for general office and administrative purposes and uses incidental thereto which are not otherwise restricted under applicable zoning ordinances ("Permitted Uses") and for no other business or purpose. All "incidental uses" must be incidental to general office use and consistent with the operation of a first class property. Landlord hereby represents to Tenant that, to Landlord's knowledge, the zoning classification applicable to the Building is "OR"


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      4.2 Other General Use Covenants.

            (A) Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or any other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Subject to section 4(E), below, if any of the Tenant's office machines or equipment or other activities within the Premises disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action, or cease such objectionable activities, as may be necessary to eliminate the noise or disturbance.

            (B) Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws, rules, orders, and/or regulations of the State of New Jersey or the federal government and other any other local governmental authority, or public or quasi-public authority, having jurisdiction over the Premises relating to the manner of Tenant's occupation or use of the Premises or conduct of Tenant's business therein, including without limitation all present and future laws, orders and regulations regarding smoking in the workplace, except to the extent that any such orders, requirements or conditions relate to ensuring that the Premises comply with applicable building codes, regulations, or laws which were in effect prior to Tenant's occupancy of the Premises or which pertain to the Building as a whole, or the land upon which same is located, any of which require Landlord to make structural or engineering modifications thereto (the "Compliance Laws"). In such latter event(s), Landlord shall be responsible for complying with such Compliance Laws, and any costs or expenses related to such modifications shall be the sole responsibility of Landlord, including but not limited to, costs of compliance with the physical accessibility requirements of the Americans With Disabilities Act ("ADA") to the extent the same was in effect prior to Tenant's occupancy of the Premises, and Landlord's potential obligation to remove Hazardous Substances (hereinafter defined) which were present in the Land or Building prior to the Commencement Date pursuant to this Lease; provided, however, if the Compliance Laws require Landlord to make such structural or engineering modifications to the Building, the Land, or the Premises, because of improvements made by the Tenant subsequent to the Substantial Completion of Landlord's Work (including without limitation Tenant's
Work) or because of any use made of the Premises by Tenant which is not in the nature of customary general office and administrative use after Tenant takes possession thereof, all such costs shall be paid by Tenant. Article 9 below addresses the manner for implementing any such structural or engineering modifications in light of Tenant's initial assumption of responsibility for property management. Tenant, at Tenant's cost, shall be responsible for ensuring that Tenant's policies and business operations with respect to the Premises comply with the ADA, and that Tenant's Work complies with the ADA. In addition, and notwithstanding the foregoing provisions to the contrary, (1) because Tenant's architect is responsible for the design of Landlord's Work within the interior of the Building, Tenant shall be responsible for the compliance thereof with ADA, and (2) Landlord shall be responsible for the compliance of the Base Building Improvements, the exterior portions of the Building and site improvements, the Building elevators and the Building entrances with ADA.

            (C) Tenant shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein. The initial rules and regulations for the Building are attached as Exhibit D hereto and made a part


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hereof by this reference (as the same may be amended in accordance herewith, the
"Rules and Regulations"). Landlord shall not enforce the Rules and Regulations in a manner which is discriminatory to Tenant. Landlord shall have the right from time to time to modify the Rules and Regulations, provided (i) such modifications shall be reasonable, and shall only be applicable to Tenant if communicated to Tenant in writing at least ten (10) days prior to the effective date of such modification, (ii) such modified Rules and Regulations shall not materially modify any economic obligations of Tenant hereunder, and (iii) in the event of any irreconcilable conflict between the terms of this Lease and the terms of the Rules and Regulations (as amended), the terms of this Lease shall be controlling.

            (D) No act shall be done by Tenant, or its agents, employees and/or contractors, in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of any breach of this covenant which is not cured within the lesser of (i) thirty (30) days after Landlord's written notice, or (ii) such shorter period (including, if applicable, no cure period) as may be imposed by any applicable governmental authority or insurance underwriter within which such cure must be completed in order to avoid the imposition of fines, civil penalties, surcharges or premium increases as a result of the activity complained of, Tenant shall pay to Landlord any and all fines, penalties, and/or increases in insurance premiums resulting from such breach. Landlord represents that, to the best of Landlord's knowledge as of the date hereof, the use of the Premises solely for general office and administrative purposes will not result in any increase in insurance premiums applicable to the Premises under Landlord's current blanket policy of insurance.

            (E) The parties acknowledge that this Lease is intended, initially, to be a full building lease, and that Tenant will initially be the only occupant in the Building. The parties further acknowledge that pursuant to Article 21 of this Lease, Landlord has a right of partial recapture which may, at some future time, result in there being multiple occupants of the Building. For so long as Tenant is the only occupant of the Building, any provisions of this Lease which would have the effect of restricting Tenant's activities or conduct within the Premises, or its use of certain Common Areas (including the parking facilities serving the Building), in order to protect or preserve the rights of other tenants and occupants of the Building shall be inapplicable to such extent, provided that if the Building at any time becomes multi- tenanted by virtue of Landlord's exercise of a recapture right under Article 21, or on the basis of any other agreement between Landlord and Tenant, then any such provisions shall be fully applicable.

5.     ENVIRONMENTAL PROVISIONS; RECYCLING.

      5.1 ISRA Compliance.

            5.1.1. Compliance with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., and the regulations promulgated thereunder (collectively, "ISRA") shall be the responsibility of the party to this Lease whose acts constitute, or is otherwise subject to, a triggering event under ISRA, provided, however, that Tenant shall be responsible for ISRA compliance upon the termination of this Lease or of Tenant's use of the Premises. For purposes of this Lease, ISRA compliance shall mean undertaking all activities required by ISRA as the same may be amended or supplemented, and shall include obtaining a letter of non-applicability or other necessary approval upon any corporate reorganization, consolidation, recomposition or


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other similar change in Landlord's or Tenant's organization or upon sale of the
Property or the termination or assignment of this Lease or granting of a sublease or license to the Premises or any part thereof.

            5.1.2. Tenant covenants that the Premises will not, as used by Tenant, constitute an "industrial establishment" within the meaning of ISRA, and Tenant covenants and agrees not to use the Premises in any manner so as to hereafter cause the Premises to be so constituted, except as regards the printing operations. Notwithstanding the allocation of responsibility for ISRA compliance in Section 5.1.1, above, (a) Tenant shall be responsible for the costs of all reasonable and necessary environmental investigation or remediation activities undertaken by Landlord in fulfillment of its ISRA compliance responsibilities to the extent that such environmental investigation or remediation activities arises out of the acts or omissions of Tenant, its agents, employees and contractors and (while within the Premises) invitees, and
(b) Landlord shall be responsible for the costs of all reasonable and necessary environmental investigation or remediation activities undertaken by Landlord in fulfillment of its ISRA compliance responsibilities to the extent that such environmental investigation or remediation activities do not arise out of the acts or omissions of Tenant, its agents, employees and contractors and (while within the Premises) invitees.

            5.1.3. Landlord and Tenant each agree to provide all information within their control reasonably requested by the other or by the New Jersey Department of Environmental Protection or its successor ("NJDEP") as part of ISRA compliance. Landlord and Tenant also each agree to execute in a prompt and timely manner a non-applicability affidavit or comparable document supplied by the other party as part of ISRA Compliance (or as otherwise required by law) provided that the statements made therein are true and correct.

            5.1.4 Landlord and Tenant each agree that any remediation activities that may be required as part of ISRA compliance shall be conducted to the least restrictive cleanup levels acceptable to the NJDEP which are consistent with the non-residential use of the Premises, to the extent that any institutional and/or engineering controls required by the NJDEP shall not unreasonably interfere with or prevent the use of the Premises for the non-residential purposes (provided that, the foregoing notwithstanding, such remediation activities will in all events be conducted so as to cause the Property to be in compliance with all applicable legal requirements imposed by NJDEP and ISRA).

      5.2 Tenant's Environmental Warranties and Covenants. During the Term and any Renewal Term of the Lease, Tenant warrants, represents and covenants to and with Landlord as follows:

            5.2.1 Except and solely to the extent permitted hereunder, the Premises will not, as a result of any actions or omissions of Tenant, or its agents, employees, contractors, invitees (but solely while such invitees are within the Premises) and assigns, contain (A) asbestos in any form, (B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, or (D) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq. (the "Spill Act") (collectively, "Environmental Laws") (the substances described in (A), (B), (C) or (D) above being hereinafter collectively referred to as "Hazardous Materials"); and (ii) the Premises will never be used by Tenant for any activities involving, directly or indirectly, the unlawful use, generation, treatment, transportation, storage or disposal of any Hazardous Materials or to refine, produce, store, handle, transfer, process or transport "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k) of the Spill Act. The lawful use of any Hazardous Materials in or about the Premises by Tenant, or its agents, employees, contractors and invitees, shall further be subject to the provisions of Section 5.3, below.

            5.2.2 Except as (and solely to the extent) otherwise provided hereby, Tenant shall, in connection with its use and occupancy of the Premises, and in connection with the acts of its agents, employees, contractors and (while within the Premises) invitees: (A) comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, (B) not store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Premises, and (C) cause its employees, agents, contractors, licensees and (while within the Premises) invitees to comply with the covenants applicable to Tenant as set forth in this Article 5.

            5.2.3 In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises in violation of Tenant's covenants in this Article 5, or in the event of any Hazardous Materials Release (as hereinafter defined) for which Tenant is responsible under the provisions of this Lease, Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Premises. If Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a default under Section 24 hereof, and Landlord may, but shall not be obligated to, do whatever is necessary to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the reasonable cost thereof shall be borne by Tenant and thereupon become due and payable as additional rent hereunder. Tenant shall give to Landlord and its agents and employees access to the Premises for such purposes and hereby specifically grants to Landlord, under such circumstances, a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

            5.2.4 Tenant hereby indemnifies and holds Landlord and each of its shareholders, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees, and any receiver, trustee or other fiduciary appointed for the Building, harmless from, against, for and in respect of, any and all damages, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) to any third party because of, or arising out of or relating to (A) Tenant's violation of any of its representations, warranties and covenants under this Section 5, and (B) any Environmental Liabilities (as hereinbelow defined) arising in connection with the Premises as a result of the activities or omissions of Tenant, its agents, employees, contractors and (while within the Premises) invitees. For purposes of this Section 5, "Environmental Liabilities" shall mean and include all costs and liabilities arising with respect to the presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a "Hazardous Materials Release"), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing indemnification and the responsibilities of Tenant under this Section 5 shall survive the termination or expiration of this Lease.

            5.2.5 Tenant shall promptly notify Landlord in writing of the occurrence of (i) any Hazardous Materials Release, (ii) any pending regulatory actions, (iii) any threatened regulatory actions actually known to Tenant, or
(iv) any claims made by any governmental authority or third party, in each instance relating to any Hazardous Materials or Hazardous Materials Release on or from, the Premises and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises.

            5.2.6 Upon expiration of the Term or any Renewal Term, as applicable, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials and any liens, encumbrances and restrictions relating to Environmental Liabilities arising from any activities or omissions of Tenant (its agents, employees, contractors and/or, while within the Premises, invitees).

            5.2.7 In the event that there shall be filed a lien against the Building by the NJDEP pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g, and/or "Clean- up and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.b11(d), arising from any activities or omissions of Tenant (its agents, employees, contractors and/or, while within the Premises, invitees) resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k) into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, Tenant shall, within sixty (60) days from the date that Tenant is given notice that the lien has been placed against the Building or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Building to be sold pursuant to the lien, either (A) cause said lien to be removed from the Building, and/or (B) furnish a bond or title insurance endorsement with respect to such lien in form and substance satisfactory to Landlord in Landlord's sole but reasonable discretion.

            5.2.8 Without limitation of the foregoing, in the event of the failure of Tenant to comply with any of the material requirements of any Environmental Laws, and/or any related regulations, which failure continues for a period of thirty (30) days after written notice thereof from Landlord (or in the case of bona fide emergency involving an immediate risk of injury or death to persons or damage to property, upon such lesser notice period, or no notice, as may be reasonable under the circumstances), Landlord shall have the right, at the sole option of Landlord, to comply with such statutory or regulatory requirements, and/or to cure any such default at Tenant's sole expense, and all reasonable costs and expenses of such compliance and/or cure shall be due and payable from Tenant to Landlord upon demand as additional rent hereunder.

      5.3 Permitted Materials. Notwithstanding Sections 5.1 and 5.2 of this Lease to the contrary, Tenant shall be permitted to store and use reasonable amounts of Hazardous Materials that are used in the ordinary course of Tenant's general office and administrative business operations (the "Permitted Materials") provided (i) such Permitted Materials are properly used, stored and disposed of in a manner and location meeting the requirements of all Environmental Laws and (ii) other than those materials typically used in the operation of standard office equipment or for cleaning purposes, such as cleaners, toners and the like, and which are used stored and disposed of in accordance with all applicable Environmental Laws (which shall not require special written approval by Landlord), such Permitted Materials have been approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any use, storage and disposal of Permitted Materials shall be subject to all of the terms of this Article 5 (except for the terms prohibiting same), and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency with respect to the Permitted Materials. If said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty- four (24) hours, Landlord shall have the right to perform such work on Tenant's behalf and at Tenant's sole expense, and Tenant shall promptly reimburse Landlord for any and all reasonable costs associated with said work.

      5.4 Landlord's Covenants.

            5.4.1 Landlord represents to Tenant that, to the best of Landlord's knowledge, based upon the Preliminary Environmental Assessment of the Property performed on Landlord's behalf by Environmental Waste Management Associates, Inc., dated January 8, 1997 (the "EWMA Report"): (i) the Property does not contain any Hazardous Materials except as noted in the EWMA Report, and (ii) the Property does not contain any underground storage tanks. Landlord has provided Tenant prior to Lease execution with a complete copy of the EWMA Report, which Tenant acknowledges having received. Landlord shall be solely responsible for the remediation of any asbestos containing materials referenced in the EWMA Report, to the extent the same have not been remediated prior to the date hereof, at such time as such remediation is required by applicable law (if ever). If, during the Lease Term, (a) Landlord is notified of or introduces Hazardous Materials in, on or under the Property, or there is a violation of the requirements of any Environmental Laws which is not the responsibility of Tenant under Sections 5.2 and/or 5.3, above, or (b) there is Hazardous Materials contamination in, on or under the Property which it is determined existed prior to Tenant's taking occupancy of the Premises, and such contamination is not the responsibility of Tenant pursuant to Sections 5.2 and 5.3, above, then as between Landlord and Tenant, Landlord shall be solely responsible for making a prompt assessment of the scope and nature of the problem, and for taking remedial action, in conjunction (if appropriate) with applicable federal, state or local authorities; and in the event the presence of such Hazardous Materials was caused by Landlord, or its authorized agents, employees or contractors, or pre-existed Tenant's occupancy of the Premises, Landlord shall be responsible for the cost to remediate any such contamination and/or correct any such violation. The foregoing is without prejudice to Landlord's right to seek recovery of damages or losses from the parties at fault in any Hazardous Materials Release.

            5.4.2. Landlord hereby indemnifies and holds Tenant and each of its shareholders, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees, harmless from, against, for and in respect of, any and all damages, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) to any third party because of, or arising out of or relating to (A) Landlord's violation of any of its representations, warranties and covenants under this Section 5, and
(B) any Environmental Liabilities (as hereinabove defined) arising in connection with the Premises as a result of the activities or omissions of Landlord, its agents, employees and contractors. The foregoing indemnification and the responsibilities of Landlord under this Section 5 shall survive the termination or expiration of this Lease.

            5.4.3. Landlord shall promptly notify Tenant in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Premises and shall promptly furnish Tenant with copies of any correspondence or legal pleadings or documents in connection therewith. Tenant shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises.

      5.5 Recycling Regulations. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or Property, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collec tively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations or required by law or ordinance. Landlord shall not be obligated to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, and Tenant shall be responsible for, and shall pay in a timely fashion, all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations.

6.    LATE CHARGES; INTEREST.

      6.1 Tenant hereby acknowledges that late payment to Landlord of Rent or additional rent will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or additional rent due from Tenant is not received by Landlord or Landlord's designated agent within ten
(10) business days after the date due, then Tenant shall pay to Landlord a late charge equal to one and one-half percent (1.5%) of such overdue amount; provided, however, Landlord agrees to waive the first (1st) such late charge arising during any Lease Year during the Term, up to a maximum of three (3) such waivers during the Term, provided that Landlord receives such overdue Rent, additional rent, or other sum within ten (10) business days after the date Landlord provides Tenant with a written notice that such payment of Rent, additional rent or other charges is overdue. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

      6.2 In addition to the administrative late charge provided for under
Section 6.1, above, if any Rent or additional rent due from Tenant to Landlord is not paid within ten (10) business days after the date due (if Tenant was not assessed a late charge by virtue of such late payment) or thirty (30) days after the date due (if Tenant was assessed a late charge by virtue of such late payment), such unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest (the "Default Rate") equal to the lesser of (a) the Prime Rate of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the "Prime Rate") plus three percent (3%), or (b) the highest annual rate of interest permitted under applicable law. Landlord's acceptance of such interest shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

7.     REPAIRS AND MAINTENANCE.

      Landlord shall, consistent with the standards of other first class office buildings in the vicinity of the Building, maintain, repair, or cause to be maintained and repaired (i) the interior and exterior common areas of the Building, including without limitation the roof, downspouts, gutters, lobbies, elevators, stairs, corridors, parking areas, driveways, passageways, sidewalks, pavements, pedestrian walkways, curbs, entrances, exits, landscaped areas, loading facilities and all appurtenances thereto, (ii) the structural portions of the Building, including the footings, foundations, floor slabs, load bearing walls, exterior walls, and structural walls and elements (collectively, "Structural Elements") of the Building and Premises, (iii) all Building HVAC, mechanical, electrical, plumbing, sprinkler and other systems, including without limitation any components thereof located within the Premises (hereinafter "Systems"), (iv) the water, sewer, gas, telephone, electrical and other utility lines equipment and facilities from each public utility source to the point where such utility enters the Building, and (v) all other interior and exterior components of the Building and Premises, including non-structural interior walls, provided that, to the extent any of such maintenance or repairs is rendered necessary by the negligence or willful misconduct of Tenant, its agents, customers, employees, independent contractors, guests or (while within the Premises) invitees, and is not subject to the mutual waiver set forth in
Article 19, below, Tenant shall be obligated to reimburse Landlord for all costs sustained by Landlord in connection therewith, as additional rent hereunder, which reimbursement shall be due no later than ten (10) business days after Landlord's written demand. The cost of all of the foregoing maintenance, repairs and replacements, other than repairs and replacements to Structural Elements ("Structural Repairs") but including preventative and ordinary maintenance to Structural Elements, shall be included as "Operating Expenses", except as limited under Article 9, below. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair. Landlord's obligation to make repairs shall be limited to the express obligations stated herein, and Tenant's right to make repairs on

Landlord's behalf or at Landlord's expense shall be limited to the rights set forth in Section 34, below (and Tenant hereby waives, to the fullest extent permitted by law, the right to make repairs at Landlord's expense under any other law, statute or ordinance now or hereafter in effect except that, to the extent any such statutes address issues which are materially different from the self- help rights described in Section 34, and Landlord has been afforded the notice and cure rights set forth in Section 34 before Tenant exercises any such statutory rights, Tenant shall not be deemed to have waived same by operation of this parenthetical). All expenses incurred by Landlord pursuant to this Section 7 (other than the expense of Structural Repairs) (to the extent not payable directly by Tenant as above provided) will be included within "Operating Expenses" as defined in Section 9, below, to the extent permitted therein. The foregoing notwithstanding, in the event of the complete replacement of any HVAC unit serving the Premises, Landlord agrees that the cost of such replacement shall be recoverable only over the actual useful life of the new HVAC unit, by amortizing the cost for such replacement HVAC unit on a straightline basis over its actual useful life, with interest at an annual rate equal to the Prime Rate, and only the amortized annual portion shall be includable in Operating Expenses in each year during such recovery period until the entire cost thereof has been recovered in full (excluding, however, any amortized portion attributable to the period after the expiration of the Lease Term).

8.    UTILITIES AND SERVICES.

      8.1 Hours of Service. The Premises shall be furnished with (i) electricity for lighting and for the operation of normal and customary office machines, (ii) electricity for heating, ventilation and air-conditioning ("HVAC") equipment ("HVAC Services"), (iii) hot and cold water to bathrooms, and (iv) elevator service. Services to be provided under this Lease shall also include toilet cleaning and supply, common area and in-suite janitorial services, and window washing (collectively "Janitorial Services") in accordance with the specifications set forth in Exhibit F. Subject to all other provisions of this Lease (including, without limitation, Section 8.4 below), HVAC Service shall be provided substantially in accordance with the specifications attached as Exhibit G hereto and made a part hereof; it being understood and agreed, however, that Landlord shall not be liable for any failure to furnish, or any delay, suspension or curtailment in furnishing, any of the HVAC Service except as and solely to the extent set forth in Section 8.4, below. The foregoing notwithstanding, Tenant shall pay the cost of all electrical service furnished to the Premises, including any HVAC units serving the Premises irrespective of where located (herein referred to as "Costs of Electricity") as additional rent in accordance with Section 9, below (in addition to any utility service provided the remainder of the Building and Land, which are "Operating Expenses" under
Article 9, below). To the extent Landlord provides any of the electrical service required hereunder, all such electrical service shall be billed to Tenant at Landlord's cost, without premium or mark-up of any kind. Generally, the Building and Common Areas will be separately metered for utility services. However, to the extent the Building ever becomes multi-tenanted during the term of this Lease (for example, due to the Landlord's exercise of a partial recapture right), Landlord reserves the right (a) to install electrical measurement devices or submeters to measure Tenant's electrical consumption precisely, or (b) to determine Tenant's electrical consumption by good faith estimates or engineering surveys (but solely to the extent Landlord has not installed separate electrical measurement devices, or electrical service is being supplied to portions of the Premises or to equipment serving the Premises which cannot reasonably be measured using such devices). Such engineering surveys will be conducted by an engineer selected by Landlord and approved by Tenant in its reasonable discretion, whose findings will be determinative. HVAC Service furnished to the Premises after "Normal Business Hours" (which the parties agree shall mean and refer to the hours of 8:00 a.m. to 6:00 p.m. on weekdays, excluding those holidays set forth in the Rules and Regulations attached hereto as Exhibit D) shall be paid for by Tenant either directly to the applicable utility provider, if Tenant is leasing one hundred percent (100%) of the Building, or to Landlord on a per hour basis, such service charge to be equal to Landlord's actual cost to provide such service after Normal Business Hours, which per-hour charge will be established by Landlord on or about the Commencement Date, and which may be adjusted by Landlord thereafter to reflect increases in Landlord's actual cost. Tenant further agrees that, to the extent Landlord can demonstrate (by report of a licensed mechanical engineer retained by Landlord at its sole expense) that the Tenant's operation of the Building's HVAC system (which, for purposes of this paragraph, shall refer solely to the Building's air-conditioning system, and not its heating system) after Normal Business Hours is causing unreasonable wear and tear to the HVAC Units serving the Building, and provided Landlord has installed timers on the HVAC system or implemented other measures which can reliably monitor the extent to which Tenant is actually using the HVAC system after Normal Business Hours, Landlord shall have the right to accrue an after-hours HVAC service charge (the "HVAC Service Charge") equal to Thirty-Five ($35.00) per hour for each hour of Tenant's HVAC usage in excess of Normal Business Hours, calculated on an annual basis. For so long as the Building is occupied solely by Tenant, Tenant shall have the ability to control when the HVAC system is operated, provided that if the Building becomes multi-tenanted during the Term, Landlord will have the right to resume control of the operation of the HVAC system, and to limit its use to Normal Business Hours except when Tenant requests after-hours service on a timely basis. In that regard, Tenant shall provide Landlord with notice of its need for any after hours HVAC service during Normal Business Hours, and at least four (4) hours prior to the time such service is required, to the extent the same cannot be otherwise be controlled by Tenant from within the Premises.

      8.2 Additional Services. If the Building is multi-tenanted, and the quantity or kind of utilities or services furnished by Landlord to the Premises to meet Tenant's requirements is excessive or abnormal relative to the utilities and services consumed by office tenants generally, Tenant shall reimburse Landlord within ten (10) days after Landlord's written demand for the additional cost resulting from Tenant's excessive or abnormal consumption.

      8.3 Additional Provisions. Except as (and solely to the extent) provided in Section 8.4, below, Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In no event shall Landlord be liable to Tenant for (a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Rent, additional rent or other sums payable by Tenant hereunder.

      8.4 Interruption in Services. Section 8.3, above, to the contrary notwithstanding, in the event that the supply of hot and cold water, HVAC Services, electricity or elevator service (hereinafter, each an "Essential Service" and collectively "Essential Services") to the Premises is interrupted as a result of the negligence or willful misconduct of Landlord, or its agents, employees or contractors (and not as a result of any cause beyond Landlord's reasonable control, such as a general electrical outage or blackout) and such interruption continues for a period exceeding three (3) consecutive business days after Tenant first notifies Landlord of such interruption, and as a result thereof Tenant is unable to and does not in fact conduct business from the Premises or any portion thereof, then from and after such third (3rd) consecutive business day, Tenant shall be entitled to abate its Rent and additional rent obligations hereunder as to the Premises or portion thereof which is not usable (and not used) until such time as the applicable Essential Service(s) are restored. The foregoing shall constitute Tenant's sole and exclusive remedy in the event of an interruption of Essential Services to the Premises. In addition, if Landlord fails promptly to commence, and to use diligent efforts thereafter, to cure (or to cause the applicable utility provider to cure) the applicable interruption or failure (even if not caused by Landlord's negligence or misconduct), then Tenant shall have the right to exercise self-help as more fully set forth in Section 34, below, and all reasonable expenses incurred by Tenant in the exercise of such right shall be recoverable by Tenant from Landlord. If Tenant is self-managing the Building, Tenant shall not be considered an agent or contractor of Landlord.

9.     OPERATING EXPENSES.

      9.1 Defined. For each calendar year or portion thereof during the Term, Tenant shall pay as additional rent to Landlord, without diminution, set-off or deduction except as expressly provided herein, the sum of (i) Cost of Electricity plus (ii) "Expense Increases", which shall mean Tenant's Share of the amount by which "Operating Expenses" (as defined in this Lease ) incurred during any calendar year in the Term after the Base Year (as defined below) exceeds the amount of Operating Expenses incurred during the Base Year (such amount is referred to herein as "Expense Increases"). Collectively, the items described in clause (i) and (ii) above are referred to herein as "Total Expenses".

      9.2 Base Year. The "Base Year" for all purposes of this Lease shall the first twelve (12) full calendar months occurring after the Commencement Date.

      9.3 Monthly Estimated Payments.

            (a) Tenant shall make monthly installment payments on an estimated basis toward Total Expenses. The foregoing estimate(s) shall based on Landlord's reasonable estimate of Total Expenses for such calendar year (which shall not exceed 105% of the prior year's Total Expenses). Landlord shall communicate such estimate to Tenant on or before the date Landlord provides Tenant with the Expense Statement referenced in Section 9.4, below, provided that until Landlord provides such estimate to Tenant, Tenant's estimated payments will be based upon the prior year's estimate. Tenant shall pay Landlord, as additional rent, commencing on the first day of the Term, and on the first day of each month thereafter during the Term, one-twelfth (1/12th) of Landlord's estimate of Total Expenses for the then-current calendar year. If at any time or times during such calendar year, it appears to Landlord that Total Expenses for such calendar year will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such calendar year and Tenant's estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

            (b) To the extent determined on the basis of submetering or measuring devices, Costs of Electricity shall be paid by Tenant within ten (10) business days after Landlord's written invoice, and shall be based upon Tenant's actual consumption at the cost charged for such electrical service by the utility provider. If Tenant occupies less than one hundred percent (100%) of the Premises, Tenant acknowledges that Costs of Electricity may include electrical service which is measured and paid for by submetering or measuring devices installed by Landlord at Landlord's expense and electrical service which cannot be separately submetered, and which is therefore calculated by engineering surveys and paid for on an estimated basis under Section 9.3(a), above.

      9.4 Annual Reconciliation. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide to Tenant a detailed statement (the "Expense Statement") setting forth (i) the Total Expenses for such calendar year calculated in accordance with Section 9.1, above. Within fifteen (15) days after the delivery of such Expense Statement, Tenant shall pay to Landlord any deficiency between the amount of Total Expenses established for such calendar year and the estimated payments made by Tenant toward such amount(s) in accordance with Section 9.3, above. In the case of excess estimated payments, the excess shall be applied against the next installment of Base Rent due hereunder or paid to Tenant if this Lease shall have expired or been terminated, without interest, together with the delivery of the Expense Statement.

      9.5 Operating Expenses. The term "Operating Expenses" shall mean any and all expenses incurred in connection with the operation, management, maintenance and repair of the Property, and all easements, rights and appurtenances thereto, as required by this Lease, includ ing, but not limited to:

            (a) the cost of the personal property used in conjunction therewith;

            (b) subject to Section 9.5 (k), below, and to the limitations set forth in the last sentence of Section 7, above, costs to repair and maintain the Building, Premises and/or roof (exclusive of "Structural Repairs"), including window glass replacement, repair and cleaning;

            (c) all expenses paid or incurred for water, gas, sewers, oil and utility services for use in connection with the Building and Premises, including without limitation electricity supplied to the Common Areas during any period in which the Building is multi-tenanted (and inclusive of any surcharges or taxes imposed thereon) but excluding Costs of Electricity;

            (d) except as already provided or excluded under Section 9.5(c), above, the costs and expenses incurred in connection with the provision of the utilities and services described in Section 8, above, including without limitation the maintenance, repair and replacement of the Building systems furnishing such utilities and/or services, but subject to any limitations on capital expenditures set forth in Section 9.5(k), below;

            (e) Building supplies and materials;

            (f) cleaning and janitorial services in or about the Premises, the Building (including without limitation common areas) and the Land;

            (g) all insurance premiums and charges incurred by Landlord to obtain any insurance required to be obtained by Landlord under this Lease, or in fact obtained by Landlord with respect to the Property;

            (h) repair and maintenance of the grounds, including costs of landscaping, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs;

            (i) subject to Section 9.5 (k), below, costs to comply with any governmental laws, rules, orders or regulations applicable to the Property enacted after the Commencement Date (except that, with respect to ordinary day-to-day Building maintenance, payment of routine permit fees and other similar day-to-day operational expenses of the Building which are not capital expenses, the fact that such maintenance is undertaken or such expenses are incurred, in whole or in part, in order to comply with governmental laws, rules, orders or regulations applicable to the Building or the Land enacted on or before the Commencement Date, shall not preclude the inclusion of such costs within Operating Expenses, if the same would otherwise constitute Operating Expenses, within the definition of such term herein);

            (j) compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits, including health, accident and group life insurance), pension payments, payroll taxes, and worker's compensation insurance for all engineers and porters who perform regular duties in connection with the operation, management, maintenance and repair of the Building (allocated among all properties served by such employees on a reasonable basis) plus one-fourth (1/4) of the compensation package of the property manager assigned to the Building;

            (k) any capital expenditures incurred to reduce Total Expenses (including without limitation energy and utility savings devices), to comply with any governmental law, order, regulation or other legal requirements enacted or imposed after the Commencement Date of this Lease, or to replace existing equipment, machinery, facilities, components and systems necessary to the day to day operation of the Building or common area, provided that (i) any capital replacement (including parking lot resurfacing, to the extent the same is deemed a capital replacement under applicable GAAP standards) which does not result in a quantifiable reduction of Total Expenses shall be recoverable only over the actual useful life of the item in question, by amortizing such amount on a straightline basis over such useful life, with interest at an annual rate equal to the Prime Rate, and only the lesser of (A) the amortized annual portion, or (B) Fifty Thousand Dollars ($50,000.00) per annum, shall be includable in Operating Expenses in each year during such recovery period until the entire cost thereof has been recovered in full (excluding, however, any amortized portion attributable to the period after the expiration of the Lease Term), (ii) any capital expenditure whose inclusion in Operating Expenses is justified solely because it was incurred to reduce Total Expenses, shall be recoverable over the actual useful life of the item in question, by amortizing such amount on a straightline basis over such useful life, with interest at an annual rate equal to the Prime Rate, and the amount thereof which may be included in Operating Costs in any one year shall be limited to the lesser of (A) the amortized annual portion, or (B) the quantifiable savings to Tenant in Total Expenses resulting from such capital expenditure, and (iii) any capital expenditure incurred to comply with any governmental law, order, regulation or other legal requirements enacted or imposed after the Commencement Date of this Lease shall be recoverable only over the useful life of the item in question, by amortizing such amount on a straightline basis over such actual useful life, with interest at an annual rate equal to the Prime Rate, and only the amortized annual portion shall be includable in Operating Expenses in each year during such recovery period;

            (l) cost of premiums for property, liability, workers' compensation and employers' liability, boiler and machinery, rent interruption and any other applicable insurance deemed necessary and actually carried by Landlord, of types and amounts generally consistent with the risk management practices of other owners of comparable first-class office buildings in the general area of the Building;

            (m) license, permit and inspection fees;

            (n) a management fee at a rate consistent with market rates for comparable office buildings in Wayne, New Jersey (and Landlord agrees (i) to competitively bid property management services for the Building in order to establish what market rates in fact are, and (ii) that the management fee will not exceed Two and one-half percent (2 1/2 %) of gross project income at any time in which the Building is being managed by Landlord or an affiliate of Landlord);

            (o) expenses of ordinary day-to-day compliance with Environmental Laws (e.g., routine permit fees and costs to dispose of Hazardous Materials used in the ordinary course of maintaining and operating the Property, as opposed to remediation or "clean-up" activities to cure violations of Environmental Laws) it being agreed that, with respect to the expense of ordinary day-to-day Building maintenance and other similar day-to-day operational expenses of the Building, the fact that such maintenance is undertaken or such expenses are incurred, in whole or in part, in order to maintain compliance with, or to comply with, Environmental Laws shall not preclude the inclusion of such costs within Operating Costs;

            (p) personal property taxes;

            (q) trash removal, including all costs incurred in connection with waste product recycling pursuant to Section 5.5;

            (r) any local and state surcharges or special charges;

            (s) uniforms and dry cleaning for on-site maintenance employees (which shall be apportioned between all properties wherein such services are performed by such employees);

            (t) snow and ice removal or prevention;

            (u) telephone, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building;

            (v) net costs associated with any governmentally required recycling of waste products (i.e., after deduction of any rebates or payments made to Landlord in connection therewith);

            (w) any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting practices, would be considered a reasonable and necessary expense of maintaining, managing, operating or repairing the Building and/or the Land; and

            (x) any other category of items reflected in Exhibit H attached hereto.

      9.6 Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include any of the following (some of which by their express terms shall be excluded only to the extent Tenant is then leasing less than one hundred percent (100%) of the Building): (1) all capital expenditures, except those set forth in item 9.5 (k), above; (2) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made;
(3) painting, redecorating or other work which Landlord performs for specific tenants, the expenses of which are payable by such tenants; (4) Real Estate Taxes (as defined in Section 10); (5) depreciation and amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except as set forth in Section 9.5(k), above); (6) ground rent, if Landlord's interest in the land upon which the Building is located derives solely from a ground lease; (7) financing costs, including points, commissions, legal fees and disbursements, and interest and amortization of funds borrowed by Landlord; (8) leasing commissions, and advertising, legal, space planning buy-outs, contributions, construction and other expenses incurred in procuring tenants for the Building; (9) salaries, wages, or other compensation paid to employees above the grade of building manager, and to officers or executives of Landlord in their capacities as officers and executives; (10) costs of Structural Repairs (except for normal caulking and preventative maintenance);
(11) Costs incurred for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty; (12) all costs to comply with Environmental Laws (including, without limitation, costs to cure any violations of Environmental Laws or to clean-up or remediate any Hazardous Materials Release), other than ordinary day-to-day compliance expenses as permitted pursuant to Section 9.5(o), above; (13) costs incurred in connection with the original construction or with the general renovation of the Building, including but not limited to construction, alteration, improvement, consultation, architectural or engineering reconfiguration associated with compliance with the Americans With Disabilities Act and the Clean Air Act; (14) costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial); (15) advertising, marketing and promotional expenses; (16) costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes the Landlord, to the extent the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including any incremental additional accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders); (17) all refundable deposits; (18) general overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent; (19) any costs, fines or penalties incurred due to the violation by Landlord of any governmental rule or authority;
(20) costs or expenses of utilities directly metered to other tenants of the Building and payable separately by such tenants; (21) costs relating to another Building tenant's or occupant's space which were incurred in rendering any service or benefit to such tenant that was for a service in excess of the service that the Landlord is required to provide to Tenant hereunder; (22) rentals and other related expenses incurred in leasing items ordinarily considered to be of a capital nature, except rental for equipment not affixed to the Building which is used in providing janitorial or similar services, and except rental of items which are capital replacements or other capital items to the extent the same are otherwise permitted under Section 9.5(k), above, to be included as an Operating Cost, (23) Salaries, wages, or other compensation or benefits paid to off-site employees or other employees of Landlord to the extent that they are not assigned full- time to the operation, management, maintenance, or repair of the Building; provided however, Operating Costs shall include Landlord's allocation of compensation paid for the reasonable wages, salary, or other compensation or benefits paid to the individual engineers and porters, to the extent offsite, who are assigned part-time to the operation, management, maintenance, or repair of the Building; (24) all amounts which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the reasonable and customary rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience; (25) any cost incurred under any service contract which is attributable to an item which, if incurred directly by Landlord, would be excluded from Operating Expenses; (26) contributions to reserves (until such time as, and to the extent that, the reserves in question are expended for items otherwise includable as Operating Expenses); (27) license, permit or inspection fees associated with "Landlord's Work" as defined in Exhibit C; and (28) any other expenses for which Landlord actually receives direct reimbursement from insurance, condemnation awards, other tenants or any other source, but excluding general payments of Operating Expenses pursuant to this Section 9 by Tenant and other tenants of the Building. It is understood that Landlord's Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts actually received by Landlord in the purchase of goods, utilities or services in the operation of the Building. In the calculation of any costs hereunder, it is further understood that no expense shall be charged more than once, and that Landlord shall not collect more than one hundred percent (100%) of the actual Operating Expenses incurred by Landlord.

      9.7 Further Adjustment. In the event Tenant is leasing less than one hundred percent (100%) of the Premises, and Landlord shall furnish any utility or service which is included in the definition of Operating Expenses to less than ninety-five percent (95%) of the rentable area of the Building because (i) the average occupancy level of the Building for the calendar year was not ninety-five percent (95%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Building, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, and the utility or service in question is of a nature that the cost of the same varies depending on the level of occupancy of the Building or the level of usage of such utility or service by Building tenants, then the Operating Expenses for such year shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if Landlord had provided all such utilities and services to all tenants and occupants in the Building, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this Section 9.7 is solely to ensure that the reimbursement of all Operating Expenses is fair and equitably allocated among the tenants receiving the utilities and services in question. In the calculation of Operating Expenses hereunder, no expense shall be charged more than once.

      9.8 Tenant's Right of Review.

            9.8.1 Each Expense Statement which Landlord provides to Tenant pursuant to this Section 9, above, shall be conclusive and binding upon Tenant unless, within ninety (90) days after Tenant's receipt of the Expense Statement (time being of the essence) for a particular calendar year, Tenant provides Landlord with written notice (the "Review Notice") stating that Tenant is exercising its right to undertake a more extensive review of the Operating Expenses for the Building for such calendar year. If Tenant fails to provide the Review Notice as required, or fails to complete such review within ninety (90) days after the date the Expense Statement is delivered to Tenant, then unless Landlord agrees otherwise in writing, Tenant shall be deemed to have waived its right of review for such calendar year. However, if Tenant notifies Landlord at least ten (10) days prior to the expiration of such 90-day period that it cannot complete its review of Landlord's Expense Statement within such period, Landlord will grant Tenant an additional thirty (30) days within which to complete such review. Such review shall take place within thirty (30) days after Tenant's request therefor, on a mutually agreeable date, at the offices of Landlord (or such other location as is reasonably designated by Landlord), but in all events at a location within the New York metropolitan area (which shall be deemed to include Wayne, New Jersey and Chatham, New Jersey). Tenant's review shall take place during Landlord's normal business hours, and shall be limited to a review of true, correct and complete copies of those books of account, records and other documentation which evidence completely the Landlord's calculation of Operating Expenses for the Building for the applicable year. Tenant's right to review Operating Expenses for the Building for a particular calendar year shall be a one-time right for each calendar year.

            9.8.2 Tenant shall notify Landlord in writing of the results of Tenant's review within ten (10) business days after such review is completed. If Tenant's review demonstrates that Landlord has overstated Tenant's share of Total Expenses, but by less than five percent (5%), then Landlord shall credit the amount of such overstatement against Tenant's next due payment of Base Rent and additional rent, and Tenant shall bear the full cost of Tenant's review. If Tenant's review demonstrates that Landlord has overstated Total Expenses by five percent (5%) or more, then Landlord shall credit such amount against Tenant's next due payment of Base Rent and additional rent, and Landlord shall reimburse Tenant the reasonable and actual costs of Tenant's review, not to exceed Five Thousand Dollars ($5,000.00). If Tenant's review demonstrates that Landlord has not overstated Total Expenses, then (i) Landlord shall have the right to invoice Tenant for any amount by which Tenant's share of Operating Expenses was understated, which invoice shall be payable by Tenant within fifteen (15) days after receipt thereof, (ii) Tenant shall bear the full cost of Tenant's review, and (iii) Tenant shall reimburse Landlord for any reasonable and actual third party costs which Landlord incurred in connection with such review, not to exceed Five Thousand Dollars ($5,000.00). .

            9.8.3 If Landlord disputes the results of Tenant's review, and the parties are unable to reach agreement with regard thereto despite good faith efforts to do so, Tenant may submit the matter for resolution by arbitration, in accordance with Section 50 of this Lease (with the prevailing party in such arbitration to have the right to recover the costs of such arbitration from the non-prevailing party. In no event will Tenant withhold any Rent or additional rent otherwise due under this Lease during the pendency of any such review (or during the pendency of any dispute with regard to the results of such review).

10.   REAL ESTATE TAXES

      10.1 Defined. For each calendar year or portion thereof thereafter during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant's Share of Real Estate Taxes paid in such calendar year to the extent the same exceeds the amount of Real Estate Taxes paid during the Base Year (such amount, "Real Estate Tax Increases").

      10.2 Payment. Tenant shall pay Real Estate Tax Increases to Landlord within fifteen (15) days after the date Landlord delivers to Tenant a copy of the tax bill for the Building for any relevant taxing period, together with an invoice prepared by Landlord calculating and setting forth the total amount of Real Estate Tax Increases payable by Tenant for such period.

      10.3 Real Estate Taxes. For purposes of this Lease, "Real Estate Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Property, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Property under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system (provided in the event of such a substitute tax, to the extent possible to be calculated as such, the amount thereof which may be included within Real Estate Taxes shall be the portion (up to the whole, if applicable) which is calculated as if the

Land and Building were the sole properties owned by Landlord and the rent and other income derived therefrom was the sole income of Landlord). Real Estate Taxes (a) shall include all reasonable expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes, and (b) shall exclude any franchise, inheritance, capital stock, capital, rent, income, profit or similar tax or charge. Landlord shall pay any special assessment by installments to the extent it has the right to do so, and in such event, Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment. In the event Landlord succeeds in obtaining a reduction of such taxes, rates or assessments, then, after reimbursement to Landlord of all expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining such reduction, Tenant shall be entitled to receive Tenant's Share of the net amount, if any, pro-rated for the period with respect to which Tenant paid its share of Real Estate Tax Increases for such year, of any refund received or reduction obtained by Landlord to the extent allocable to the Term of this Lease (but in no event shall any such payment to Tenant exceed the difference between the amount of Real Estate Tax Increases paid by Tenant for the relevant period and the expenses of obtaining the refund giving rise to such payment).

      10.4 Current and Future Tax Appeals.

            10.4.1 During the Term, if Tenant is the sole tenant of the Property, Tenant will have the right, at Tenant's sole expense, to employ a tax consulting firm to attempt to assure a reduced tax burden on the Property. Additionally, if in any year where Tenant is the sole Tenant of the Property, Tenant wishes to contest any tax assessment, valuation or levy against the Property, Tenant will so notify Landlord, and Landlord will indicate to Tenant whether it, in good faith, agrees that it is appropriate to engage in such contest. Irrespective of Landlord's decision, Tenant will have, at its expense, the right to commence and pursue such contest, and to retain legal counsel and expert witnesses to assist therein. In the event such contest results in a refund of Real Estate Taxes in any year, Tenant shall be entitled to receive Tenant's Share of such refund, pro-rated for the period with respect to which Tenant paid its share of Real Estate Tax Increases for such year, after deducting from the refund all fees, expenses and costs incurred by Tenant in such contest (but in no event shall any such payment to Tenant exceed the difference between the amount of Real Estate Tax Increases paid by Tenant for the relevant period), provided that in the event Landlord did not approve such tax contest, and such contest results in an increase in, or additional assessment of, Real Estate Taxes, Tenant shall be responsible for the payment of all such increased Real Estate Taxes resulting therefrom, whether or not applicable to a period within the Term, but not for more than the three-year tax cycle to which such tax contest related. If there is any increase in Real Estate Taxes as a result of a contest approved by Landlord, Tenant shall be responsible for the payment of such increased Real Estate Taxes, but only to the extent applicable to a period within the Term. The foregoing notwithstanding, (i) Tenant shall not be permitted to contest such Real Estate Taxes if such contest will result in any civil or criminal fines, penalties or liability against Landlord, and (ii) Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, claims, damages, losses and/or expenses (including reasonable attorneys fees and court costs) arising out of, or asserted against Landlord by any third party (including without limitation any tax consultants or legal counsel retained by Tenant) in connection with, such tax contest.

            10.4.2 During any portion of the Term in which Tenant is not the sole Tenant of the Property, Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Property, provided Landlord will use reasonable efforts to minimize the cost of such service. Tenant shall pay to Landlord upon demand from time to time, as additional rent, Tenant's Share of the reasonable cost of such service. Additionally, during any such period, Landlord shall have the right, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Property, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and Tenant shall pay upon demand Tenant's Share of any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Property or portions thereof whether or not such contest is successful. In such event, Landlord will so notify Tenant and Tenant will indicate to Landlord whether it, in good faith, agrees that it is appropriate to engage in such contest. Irrespective of Tenant's decision, Landlord will have, at its expense, the right to commence and pursue such contest. In the event any such contest approved by Tenant results in a refund of Real Estate Taxes in any year, Tenant shall be entitled to receive Tenant's Share of such refund, pro- rated for the period with respect to which Tenant paid its share of Real Estate Tax Increases for such year, after deducting from the refund all fees, expenses and costs incurred by Landlord in such contest (but in no event shall any such payment to Tenant exceed the difference between the amount of Real Estate Tax Increases paid by Tenant for the relevant period and the expenses of obtaining the refund giving rise to such payment). In the event any such contest not approved by Tenant results in a refund of Real Estate Taxes in any year, Landlord shall be entitled to receive one-half of the amount of such refund applicable to any period with respect to which Tenant paid its share of Real Estate Taxes for such year, after first deducting from the refund all fees, expenses and costs incurred by Landlord in such contest (and any remaining amount shall be credited to Tenant). In the event any contest not approved by Tenant results in an increase in, or additional assessment of, Real Estate Taxes, Landlord shall be responsible for the payment of all such increased Real Estate Taxes resulting therefrom, whether or not applicable to a period within the Term, but not for more than the three-year tax cycle to which such tax contest related. If there is any increase in Real Estate Taxes as a result of a contest approved by Tenant, Tenant shall be responsible for the payment of such increased Real Estate Taxes, but only to the extent applicable to a period within the Term.

            10.4.3 If Landlord does not elect to contest any tax assessment, valuation or levy against the Property for any calendar year during the Term in which Tenant is not the sole Tenant of the Building, but in which Tenant is the tenant with respect to at least 50% of the net rentable area of the Building, Tenant shall have the right to do so at its sole risk and expense, provided (i) Tenant shall not be permitted to contest such Real Estate Taxes if such contest will result in any civil or criminal fines, penalties or liability against Landlord, (ii) in the event such contest results in a reduction in or refund of Taxes applicable to any period within the Term, Tenant shall be entitled to Tenant's Share of such reduction or refund, after deducting therefrom (and reimbursing itself for) all reasonable out-of-pocket costs and expenses incurred by Tenant in prosecuting such contest, (iii) in the event such contest results in an increase in, or additional assessment of, Real Estate Taxes, Tenant shall be responsible for the payment of all such increased Real Estate Taxes resulting therefrom, whether or not applicable to a period within the Term, but not for more than the three-year tax cycle to which such tax contest related, and (iv) Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, claims, damages, losses and/or expenses (including reasonable attorneys fees and court costs) arising out of, or asserted against Landlord by any third party (including without limitation any tax consultants or legal counsel retained by Tenant) in connection with, such tax contest.

            10.4.4 The question of whether it is reasonable for either Landlord or Tenant to contest Real Estate Taxes, or whether the fees and expenses incurred in such contest were reasonable, shall be subject to arbitration in accordance with Section 50 of this Lease (with the prevailing party to be entitled to recover the costs of such arbitration from the non-prevailing party).

11.   ADDITIONAL PROVISIONS; TOTAL EXPENSES AND REAL ESTATE TAXES.

      11.1 Partial Year; End of Term. To the extent Real Estate Taxes, and any item of Operating Expenses, cannot reasonably be determined for any partial calendar year of the Term by a method other than proration, the parties agree that such determination shall be made by multiplying the amount thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial calendar year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Total Expenses and Real Estate Taxes with respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the applicable Expense Statement with respect to such calendar year.

      11.2 Other Taxes. In addition to Total Expenses, Costs of Electricity and Real Estate Tax Increases: (a) Tenant shall pay to Landlord (in accordance with
Section 1.5, above) Tenant's Share of any taxes imposed upon the Premises, the Building, the Land or the rents payable hereunder in the nature of a sales or use tax, consumption tax, value added tax or other similar levy, but solely to the extent the law establishing such tax contemplates the payment thereof by tenants, purchasers, users or consumers of the items or services in question (but not including any income or net profits tax); and (b) if a personal property tax is imposed under applicable law, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment.

      11.3 Timing of Estimates. If Landlord does not determine its estimate for the then current calendar year of Total Expenses and/or Real Estate Tax Increases until after the commencement of such calendar year or later, Tenant shall continue to make such payments at the prior calendar year's rate, and in such event, Tenant's first such estimated payment installment after such estimate is first made or updated shall include, retroactively, any increases in the monthly estimated payments applicable since the first (1st) day of the same calendar year.

12.     TENANT'S INSURANCE.

      12.1 Coverage Requirements. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

            (i) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Premises (naming the Landlord and Landlord's managing agent as additional insureds solely with respect to any occurrences within the Premises). Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Four Million Dollar ($4,000,000) aggregate limit and excess umbrella liability insurance in the amount of not less than an additional Twenty-Five Million Dollars ($25,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

            (ii) property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises for perils covered by the causes of loss -- special form (all risk) and in addition, if applicable, coverage for flood, earthquake and boiler and machinery. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing;

            (iii) Workers' compensation insurance in accordance with statutory laws and employers' liability insurance as required by law; and

            (iv) Such other reasonable and customary insurance as Landlord reasonably deems necessary and prudent, or as may be required at arm's length by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, provided Landlord imposes the same requirements upon other office tenants within the Building.

      12.2 Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated A:X or better in the most current issue of Best's Insurance Reports, provided Landlord hereby approves Tenant's current insurance carrier, Fireman's Fund, irrespective of whether such carrier currently meets the foregoing rating requirement. Insurers shall be licensed to do business in the state in which the Premises are located. Any deductible amounts under any insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000), provided that for so long as Tenant has a minimum net worth of at least Two Hundred Fifty Million Dollars or more ($250,000,000.00), Tenant shall have the right to self-insure a larger deductible (up to a maximum of Five Hundred Thousand Dollars ($500,000.00)), provided any such self insurance shall be deemed the functional equivalent of third party insurance for all purposes of this Lease, including but not limited to Article 19, hereof. Certificates of insurance which by their terms may be relied upon by Landlord shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least fifteen (15) days prior to any cancellation or modification to reduce the insurance coverage.

      12.3 Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not cured within two (2) business days after Landlord notifies Tenant in writing of such failure, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

13.   LANDLORD'S INSURANCE.

      13.1 Coverage. At all times during the Lease Term, Landlord will maintain
(a) Special Form (All Risk) insurance covering the Building (including leasehold improvements constructed by Landlord pursuant to Exhibit C of this Lease), in an amount equal to 100% Replacement Cost Value, and (b) Commercial General Liability insurance, and (c) any other insurance deemed necessary by Landlord. Such insurance shall be in types and amounts customary for properties which are comparable to the Building, as determined by Landlord (but in no event less than the policy limits required of Tenant pursuant to Section 12.1(i), above). Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord's liability in connection with the Building as are at the time customary or advisable for the operation and ownership of a first class office building in the Northern New Jersey-New York City metropolitan area, as determined by Landlord in Landlord's reasonable discretion, provided that Landlord will provide Tenant with reasonable prior notice of the type and amount of such insurance, and the annual premium associated therewith, and will obtain such insurance in an arm's length fashion and at commercially reasonable, market rates. Landlord will periodically review the cost of insurance provided by it under this Lease, and, upon Tenant's request based upon Tenant's substantiated assertion that the premiums being charged for such insurance are above market rates, will submit its insurance coverage for the Property (and any other properties of landlord and its affiliates covered under such insurance policy or program) to a competitive bidding process to coincide with the policy period.

      13.2 Reimbursement of Insurance Premiums. Tenant acknowledges and agrees that all premiums for insurance obtained by Landlord pursuant to this Section 13 shall constitute an Operating Expense under Section 9, above.

14.   DAMAGE OR DESTRUCTION.

      14.1 Damage Repair.

            14.1.1 If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, as determined by the parties in their reasonable discretion, or if the Building shall be damaged to such an extent that Tenant is denied reasonable access to the Premises (even though the interior, tenanted portions of the Premises are not damaged or the damage thereto does not, in and of itself, render the Premises untenantable), then, unless this Lease is terminated pursuant to the applicable provisions of this Article 14, Landlord shall, within sixty (60) days after the date of such casualty, provide Tenant with Landlord's good faith written estimate (the "Estimate") of how long it will take to repair or restore the Premises or to restore access thereto.

            14.1.2 If the Estimate estimates that Landlord will require less than two hundred ten (210) days after the date of such casualty to perform such repairs or restoration, then Landlord shall use reasonable efforts to commence promptly and to diligently prosecute to completion the restoration of the Premises (or the applicable portion of the Building) to its previous condition, subject to Section 14.4 below and subject to Force Majeure (as defined in Section 46.8) or governmental delay, and pending substantial completion of such restoration (which shall mean and include Tenant's right to lawfully occupy, or regain reasonable access to, the Premises), the Rent and additional rent shall be abated from the date of the casualty in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. For purposes of the foregoing, if Tenant is denied reasonable access to the Premises by virtue of such casualty affecting other portions of the Building, then the Premises shall be deemed wholly untenantable.

            14.1.3 If Landlord estimates within the Estimate that it will require in excess of two hundred ten (210) days after the date of such casualty to fully repair or restore the Premises (or the applicable portions of the Building) in accordance herewith, then within thirty (30) days after Landlord delivers Tenant the Estimate, either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other, which termination shall be effective as of the date of such notice of termination, and all liabilities and obligations of Landlord and Tenant thereafter accruing shall terminate and be of no legal force and effect.

            14.1.4 If neither party elects to terminate the Lease, as aforesaid, or if the Estimate is less than two hundred ten (210) days, Landlord will use all reasonable efforts to commence and complete its restoration of the Premises (or the applicable portion of the Building) promptly, and, except as extended by reason of any Force Majeure or governmental delay (which shall equal one day of extension for each day of delay due to Force Majeure or governmental delay, not to exceed sixty (60) days in the aggregate), in the event Landlord is unable to complete such restoration within two hundred ten (210) days after the casualty (or such longer period as was referenced in the Estimate, if applicable), then within thirty (30) days after the expiration of such two hundred ten (210) day period (or such longer period as was referenced in the Estimate, if applicable) (but in all events prior to the date Landlord completes such restoration), Tenant shall again have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord ; provided, however, that if Landlord completes such restoration prior to the end of the thirty (30) day notice period, Tenant's notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage.

            14.1.5 If more than fifty percent (50%) of the Premises is destroyed or rendered untenantable by fire or other casualty and Landlord restores the Premises pursuant to this Section 14, the Lease Term shall be tolled for the period commencing on the date of such fire or casualty and ending on the date upon which such restoration is completed.

      14.2 Termination for Uninsured Damages. If (i) the Building shall be materially destroyed or damaged by any other casualty other than casualties covered by the insurance which Landlord is obligated to carry pursuant to this Lease, then in such event, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within thirty (30) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

      14.3 Business Interruption. Other than rental abatement as and to the extent provided in Section 14.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business to Tenant arising from any permitted or contemplated repair or restoration of the Building or Premises.

      14.4 Repairs. Landlord's repair obligations, should it be required to repair in accordance with the foregoing provisions, shall be limited to the base Building, common areas and the interior improvements to the Premises which are covered by the insurance Landlord is required to carry pursuant to this Lease. Tenant acknowledges that any such repairs or restorations shall be subject to (and performed in accordance with) applicable laws and governmental requirements, the requirements of Landlord's mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and delays resulting from any of the foregoing shall not constitute a breach of this Lease by Landlord as long as Landlord uses reasonable and diligent efforts to commence and complete such repairs and restorations in a timely fashion.

      14.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged to an extent greater than forty percent (40%) of the replacement cost thereof during the last twelve
(12) months of the Lease Term, then either Landlord or Tenant shall have the right to terminate this Lease upon sixty (60) days prior written notice to the other, which termination shall be effective on the sixtieth (60th) day after the other party's receipt of such notice. Such notice must be delivered within sixty
(60) days after such casualty, or shall be deemed waived. For purposes of this provision, if Tenant has exercised any option to extend the Term prior to the date of such casualty such that the Lease Term (including such extension) exceeds such twelve (12) month period, then the foregoing termination option shall be inapplicable. In addition, if after such casualty, Landlord exercises the option to terminate this Lease provided in this Section 14.5, above, and Tenant, within ten (10) days after Landlord's exercise of such termination right, exercises any then valid right to extend the Lease Term pursuant to
Section 49, below, then such termination shall be deemed rescinded and ineffective, and this Lease shall continue in full force and effect.

15.   MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS:  REMOVAL OF FIXTURES.

      15.1 Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load per square foot which Landlord (or Landlord's architect or engineer) determines is appropriate for the Building without Landlord's prior written consent. To

Landlord's knowledge, the maximum live load per square foot as of the date hereof is eighty (80) pounds. Tenant will notify Landlord prior to the installation of any high-density filing systems, other heavy equipment or machinery, in the Premises, and such installations shall be subject to Landlord's reasonable consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices, without first obtaining the prior consent in writing of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, but Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for excess consumption of water and/or electricity, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery. To the extent the Premises includes a computer room or other areas involving special HVAC requirements (such as the installation and/or operation of dedicated HVAC equipment which is in addition to the base building HVAC equipment to be installed as part of Landlord's Work), Landlord shall have the right to cause such special equipment to be separately metered and the cost of electricity associated therewith shall be included within "Costs of Electricity" as such term is defined herein.

      15.2 Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises without first obtaining the written consent of Landlord (which shall not be unreasonably withheld, delayed or conditioned, except in the case of alterations which are visible from the exterior of the Premises), provided Tenant may, without Landlord's consent, make minor, cosmetic alterations such as latex painting, and the installation of carpeting or wall covering, provided Landlord is notified in writing prior to commencement of any such cosmetic installations by Tenant. Tenant's obligation to obtain Landlord's approval shall apply to any such alterations, additions or improvements as are proposed at a time when Tenant is Self-Managing, but shall not apply to the construction of the initial leasehold improvements to the Premises as described in Exhibit C, except as set forth therein. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed alterations, additions or improvements (a) which would diminish the value of the leasehold improvements to the Premises in more than a de minimis amount, (b) which are non-standard office improvements (meaning improvements which are unusual or extraordinary for standard office usage, such as curved walls, circular rooms, windowless office areas, vault areas, etc.) unless Tenant agrees to remove same at the expiration or earlier termination of the Lease Term and restore the premises to its pre-existing condition, (c) which would materially and adversely affect the structural elements of the Building or any Systems or (d) would impose on Landlord any special maintenance, repair or replacement obligations not within the scope of those expressly provided for herein (unless Tenant assumes such obligations in its entirety as part of its request for approval). Any alterations, additions or improvements shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord to the extent Landlord's approval is required hereby, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the

Premises existing as of the Commencement Date, and shall not diminish the value of the Building or the Premises. In addition, and except for Tenant's movable furniture and trade fixtures, all alterations made by Tenant (including without limitation cosmetic alterations) shall at once become a part of the realty and shall be surrendered with the Premises except as specifically provided for hereafter.

      15.3 Upon the expiration or sooner termination of the Lease Term, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, which were designated by Landlord to be removed at the time Landlord consented to the installation thereof, and Tenant shall repair any damage to the Premises caused by such removal. In no event shall Tenant be required to remove (nor shall Tenant remove) any portion of Landlord's Work upon the expiration or sooner termination of the Lease Term. Landlord agrees that it will not condition its consent to any standard or customary office improvements upon the requirement that Tenant remove same upon expiration or earlier termination of the Term (provided Landlord may condition its consent to any non-standard or unusual office improvements proposed by Tenant upon Tenant's covenant to remove same upon expiration or earlier termination of the Term). Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the Lease Term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. All items of Tenant's personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease or when Landlord has the right of reentry, shall be deemed abandoned and become the exclusive property of Landlord, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys' fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Section 15.3 shall survive the expiration or termination of this Lease. In connection with our future alterations, Tenant shall have the right to competitively bid construction management and subtrades for such alterations.

16.   ACCEPTANCE OF PREMISES.

      Landlord shall tender, and Tenant shall accept possession of, the Premises in accordance with the terms of Exhibit C hereto. All provisions regarding delivery of possession of the Premises, construction of leasehold improvements to the Premises (if any) are set forth in Exhibit C. In no event shall Tenant have any claim against Landlord for losses or damages resulting from delays in obtaining final approvals or in achieving the Substantial Completion of Landlord's Work (as defined in Exhibit C), except as expressly set forth in Exhibit C. If Exhibit C so provides, any "punch list" items referenced above will be noted by Tenant in a joint inspection of the Premises conducted pursuant to Exhibit C, and will be addressed by Landlord in accordance with Exhibit C of this Lease.

17.   TENANT'S PRE-OCCUPANCY IMPROVEMENTS.

      Any initial improvements to be performed by Tenant to the Premises shall be governed by the terms of Exhibit C hereto.

18.   ACCESS.

      Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants (at any time within the twelve (12) month period prior to the expiration of the Lease Term or when Tenant's right to possession of the Premises has been terminated pursuant to Section 24 of this Lease) or to prospective lenders, equity partners and/or purchasers; to clean, repair, alter or improve the Premises or the Building in accordance with the terms of this Lease; and to discharge Tenant's obligations when Tenant has failed to do so within the requisite time period after written notice from Landlord, as set forth herein. Landlord shall, except in cases of emergency, provide Tenant with not less than two (2) business days prior notice of any such entry, and will use all reasonable efforts to minimize the scope and duration of any interference to Tenant's normal business operations during such entries. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in connection with needed repairs, maintenance or replacements, or as required by applicable law, without liability to Tenant by reason of such closure, provided Landlord will use all diligent efforts to minimize the scope and duration of any such closures and will endeavor in good faith to provide Tenant with prior notice and with alternative means of access or traffic-flow, to the extent reasonably practicable, during any such periods of interruption.

19.   MUTUAL WAIVER OF SUBROGATION.

      19.1 Tenant. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any and all loss or damage to the personal property of Tenant located in the Building, including, without limitation, such property as may be attached to the Building, arising out of any of the perils which are covered by Tenant's Special Form (All Risk) property insurance policy, which Tenant is required to obtain under the applicable provisions of this Lease, whether or not actually obtained (or which is self-insured by Tenant pursuant to the applicable self-insurance provisions of this Lease, if any), or (ii) loss resulting from Loss of Income/Extra Expense (i.e., business interruption) at the Premises, arising out of any of the perils which may be covered by the Loss of Income/Extra Expense (i.e., business interruption) insurance policy held or required to be held by Tenant under Section 12, above.

      19.2 Landlord. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for any and all loss or damage to the Building, to the other improvements located on the Land, and to any personal property of Landlord located in the Building, including any such property as may be attached to the Building itself, arising out of any of the perils which are covered by Landlord's property insurance policy which Landlord is required to obtain under the applicable provisions of this Lease, whether or not actually obtained.

      19.3 Carriers. Landlord and Tenant shall each use reasonable efforts to cause its respective insurance carrier(s) to consent to such waiver of all rights of subrogation against the other, and, to the extent necessary under the form of the applicable insurance policy(ies), to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies. Each party further confirms for the benefit of the other that such an endorsement is currently available from its insurance carrier, or is included within the base policy provisions of its existing insurance policy(ies).

20.   INDEMNIFICATION.

      20.1 Tenant's Indemnity. Subject to Section 19, above, Tenant agrees to indemnify and hold Landlord, its contractors, employees, officers, directors, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered or claimed against Landlord by third parties, resulting from Tenant's use and occupancy of the Premises, any negligence of Tenant or its employees, agents, contractors, or (while within the Premises) invitees, or for any death or injury to persons or to the property of third parties caused by any failure of Tenant to comply with the terms of this Lease, except to the extent any of the forgoing is caused by the negligence or willful misconduct of Landlord, or Landlord's agents, employees and contractors.

      20.2 Landlord's Indemnity. Subject to Section 19, above, Landlord agrees to indemnify and hold Tenant, its contractors, employees, officers, directors, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorney fees) suffered or claimed against Tenant by third parties, resulting from any negligence of Landlord's, or its employees, agents or contractors in the Land and Building, or for any death or injury to persons or to the property of third parties caused by failure of Landlord to comply with the terms of this Lease, except to the extent any of the forgoing is caused by the negligence or willful misconduct of Tenant, or Tenant's agents, employees and contractors.

21.   ASSIGNMENT AND SUBLETTING.

      21.1 Consent Required. Except as specifically permitted under Section 21.4, below, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, which may be granted or withheld as hereinafter set forth.

      21.2 Procedure.

            (A) Except expressly provided in Section 21.4, below, Tenant must request Landlord's consent to such assignment or sublease in writing at least ten (10) business days prior to the commencement date of the proposed sublease or assignment, which written request must include (a) the name and address of the proposed assignee or subtenant, (b) the nature and character of the business of the proposed assignee or subtenant, (c) financial information, including complete financial statements, of the proposed assignee or subtenant to the extent available, and (d) a description of the materials terms of the proposed sublease or assignment, including the effective date thereof. Tenant shall also provide any additional information which is reasonably available to Tenant and which Landlord reasonably requests within such ten (10) business day period, within than three (3) business days after Landlord notifies Tenant of the information requested. Within ten (10) business days after Landlord receives Tenant's request (with all required information included), Landlord shall have the option, in its sole discretion: (i) to grant its consent to such proposed assignment or subletting, or (ii) to deny its consent to such proposed assignment or subletting on a reasonable basis, setting forth the reasons for such denial in a notice of denial to Tenant, or (iii) in the case of any proposed assignment, to terminate this Lease or in the case of any proposed sublease for a period in excess of the lesser of (A) five years, or
(B) substantially all of the remaining Initial Term (or applicable Renewal Term) of this Lease, to terminate this Lease solely as to the portion of the Premises proposed to be subleased. If Landlord does not exercise any of the above options within ten (10) business days after Landlord receives Tenant's request, then Tenant may assign or sublease the Premises upon the terms stated in Tenant's request.

            (B) Section 21.2(A) to the contrary notwithstanding, Tenant shall have the right to sublet up to forty percent (40%) of the net rentable area of the Premises in the aggregate before a proposed sublease triggers Landlord's right of termination under clause 21.2(A)(iii), but any such sublease(s) shall be subject to Landlord's approval, which shall not be unreasonably withheld as provided herein.

            (C) In the event Landlord shall elect to terminate this Lease in connection with a proposed assignment of this Lease, or sublease, as provided in
Section 21.2(A) in whole or in part (as the case may be): (i) this Lease and the term hereof shall terminate (either as to the Premises as a whole, or only as to the portion thereof which Tenant is proposing to sublease, as the case may be) as of the effective date of the transfer reflected in Tenant's written request for approval, (b) Tenant shall be released from all liability under the Lease (as to the terminated portion of the Premises only, in the case of a partial termination, or as to the Premises as a whole, in the case of an assignment) with respect to the period after the date of termination (other than indemnities of Tenant which shall survive such termination, and obligations of Tenant which accrued with respect to the applicable portion of the Premises prior to the effective date of such termination, which obligations shall expressly survive such termination or partial termination of this Lease); (c) all Base Rent, additional rent and other charges shall be prorated to the date of such termination, and appropriately adjusted if there is only a partial termination;
(d) upon such termination date, Tenant shall surrender the Premises (or the applicable portion thereof) to Landlord in accordance with Section 26 hereof; and (e) in the case of a partial termination of this Lease, Landlord shall have the right, at landlord's expense, to separate the portion of the Premises being terminated from the balance of the Premises, including the erection of a demising wall, the creation of a floor lobby area or other access to the Building core areas consistent with a multi-tenanted building, and, to the extent necessary under the circumstances, the separation of any applicable Systems.


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

            (D) Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if the proposed assignee or subtenant fails to satisfy any one or more of the following criteria: (1) if the proposed assignee or sublessee has a net worth less than that of the Tenant as of the date of execution of this Lease, or it otherwise appears that the proposed assignee or subtenant may be unable to meet its financial and other obligations under this Lease after such assignment or sublease; (2) if the proposed assignee or subtenant proposes to use the Premises for a purpose which is not a general office use or administrative use; (3) if the proposed assignee or subtenant has a history of landlord/tenant or debtor/creditor problems (such as, but not limited to, defaults, evictions, or other disputes) with Landlord, other landlords or other creditors within the previous five (5) years; (4) if the proposed assignee or subtenant lacks reasonable prior successful operating experience, which the parties agree shall mean operating profitability (exclusive of extraordinary income or charges) for the three (3) consecutive years prior to the date of the proposed assignment or sublease; (5) if the proposed assignee or subtenant is an existing tenant, or the affiliate of an existing tenant, in any building owned or operated by Landlord or any affiliate of Landlord and Landlord has engaged in negotiations with such party for a lease or lease-related transaction for space within a five (5) mile radius of the Building within the previous one-hundred twenty (120) days; and/or (6) if the space is one as to which Landlord has a right of termination under Section 21.2(A)(iii), above, the proposed sublease involves, in Landlord's reasonable judgment, a portion of the Premises which is not independently leasable space (which shall be understood to mean that, in order to satisfy this criteria, the proposed sublease space must have a proportion of windowed offices relative to the Rentable Area thereof which is comparable to the floor as a whole, and/or cannot lack reasonable means of ingress, egress or access to the Common Areas, common facilities and/or core areas of the Building located on such floor of the Building, such as access to elevators, bathrooms, telephone and electrical closets, etc.) (any space meeting such criteria being referred to herein as "Independently Leasable Space").

      21.3 Conditions. Any subleases and/or assignments hereunder are also subject to all of the following terms and conditions:

            (A) If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease,
(i) in the case of an assignment, one-half (1/2) of all sums received by Tenant in consideration of such assignment, calculated after Tenant has recovered in full from such consideration its "Transaction Expenses" (as hereafter defined), and (ii) in the case of a sublease , one-half (1/2) of the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease, exceeds that portion of the Rent plus Operating Costs and Real Estate Taxes payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, calculated after Tenant has recovered in full its Transaction Expenses from such net amount. The term "Transaction Expenses" shall mean all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such assignment or sublease, including broker fees and legal fees (if any) paid by Tenant, any improvements which Tenant makes to the applicable portion of the Premises at Tenant's expense in connection with such assignment or sublease, any buy-out of the assignee's or sublessee's existing lease paid for by Tenant as a part of such transaction, and the actual value of rent credits and other tenant concessions granted by Tenant as a part of such transaction. The foregoing payments shall be made on not less than a


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

monthly basis by Tenant (in the case of subleases) and in all cases within ten
(10) business days after Tenant receives the applicable consideration from the assignee or subtenant.

            (B) No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord as provided herein. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee except in compliance with this Section 21.

            (C) Tenant shall remain liable for all Lease obligations. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Landlord will, in the case of any assignment, provide written notice of any default which Landlord is required to provide to the assignee due to a default of the assignee occurring after the effective date of such assignment to Tenant at the notice address for Tenant set forth herein (or such other notice address as Tenant has notified Landlord of in accordance with the terms of this Lease), and Landlord will recognize any cure of such default to the extent Tenant effectuates such cure on the Assignee's behalf within the cure period stated herein.

            (D) Any assignment or sublease without Landlord's prior written consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease.

            (E) The term of any such assignment or sublease shall not extend beyond the Lease Term.

            (F) Tenant shall pay to Landlord its reasonable attorneys fees and out-of-pocket expenses incurred in connection with Landlord's review of such sublease or assignment (if any) (not to exceed $500.00).

      21.4 Permissive Assignments and Subleases to Affiliated Entities/Sale of Business. Landlord's written consent shall not be required for any sublease, assignment or other transfer of this Lease to any other entity which (i) controls or is controlled by Tenant, or (ii) is controlled by Tenant's parent company, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) purchases all or substantially all of the stock of Tenant, or
(v) acquires any operating division or operating group of Tenant which is operating out of the Premises; provided, however, that in such event, (a) Tenant will provide Landlord with at least thirty (30) days prior written notice of any such transfer, assignment or sublease prior to the effective date thereof, (b) Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the transferee, assignee or acquiror of such assets or stock,
(c) in the event of a merger of Tenant with another entity, the surviving corporation or entity shall be deemed to be the "Tenant" under this Lease, (d) in no event shall such transaction be permitted if the overall creditworthiness of the parties which remain liable for the obligations of "Tenant" under this Lease after the effective date of such transfer (i.e., Tenant and such affiliate or successor) is less than the overall creditworthiness of Tenant immediately prior to such transfer, and (e) following such sublease or assignment, Tenant's use of the Premises, as permitted under Section 4.1, above, shall remain the same. Any other transfer of fifty percent (50%) or more of the ownership interests (including, without limitation, partnership interests or stock) in Tenant or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute an assignment of this Lease, and shall be subject to Landlord's consent as aforesaid. In addition, and the foregoing notwithstanding, Landlord agrees that the offer and sale by Tenant (or any stockholder of Tenant) of any stock pursuant to an effective registration statement filed pursuant to the Securities Act of 1933 (including any initial public offering of registered stock of the Tenant) or pursuant to and in accordance with the securities laws of any foreign country governing publicly traded companies and not in violation of U.S. law, shall not constitute an assignment of this Lease, and shall not require the consent or approval of Landlord.

      21.5 ISRA. As a condition precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, comply with all applicable requirements of ISRA.

      21.6 ISRA Documents. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Element (as defined in Section 5.1, above) and all documents, reports, directives and correspondence provided by the Element to Tenant. Tenant shall also promptly furnish to Landlord true and


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

complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises.

22.   ADVERTISING.

      Except as provided below, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, which Landlord may grant or withhold in its sole discretion. The forgoing notwithstanding, lobby, monument and/or exterior Tenant identification signage shall be permitted in accordance with applicable legal requirements and subject to Landlord's approval which shall not be unreasonably withheld (and Landlord agrees to conduct such review as part of Landlord's review of plans and specifications submitted by Tenant pursuant to Exhibit C as long as Tenant submits plans for such signage as part of its submission of plans and specifications pursuant to Exhibit C). All signage, including interior and exterior signage, shall be at Tenant's sole expense, and subject to compliance with all applicable laws. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. In addition, upon the expiration or earlier of this Lease, all exterior signs identifying Tenant shall be recovered by Tenant at Tenant's sole expense, and the affected portions of the Building shall be restored by Tenant. If Tenant shall fail to maintain or remove its signs, as aforesaid, Landlord may do so at Tenant's cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

23.   LIENS.

      Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within twenty (20) days after the earlier to occur of the date Tenant receives actual notice of the imposition of the lien or the date Tenant receives a written request from Landlord to discharge such lien. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed additional rent.

24.   DEFAULT.

      24.1 Tenant's Default. A "Default" under this Lease by Tenant shall exist if any of the following occurs (and a "Default", as such capitalized term is used in this Lease, shall be deemed to have occurred only after the giving of notice and expiration of the applicable cure period set forth below, if and to the extent notice and a right of cure are provided for below):

            24.1.1 If Tenant fails to pay Rent, additional rent or any other sum required to be paid hereunder within five (5) business days after written notice from Landlord that such payment was due, but was not paid as of the due date (provided, however, if Landlord has


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

delivered two (2) such notices to Tenant in any twelve (12) month period, any subsequent failure to pay Rent, additional rent or any other sum required to be paid to Landlord hereunder on or before the fifth (5th) business day after the due date for such payment shall constitute a default by Tenant without requirement of such five (5) business day notice and opportunity to cure); or

            24.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that (a) where such failure could not reasonably be cured within the thirty (30) day period, Tenant shall not be in default if it commences such performance promptly after receiving Landlord's cure notice of Tenant's failure to perform and diligently thereafter prosecutes the same to completion, such grace period not to exceed a maximum of ninety (90) days in the aggregate, and (b) no such grace or cure period (or such shorter grace or cure period as is set forth below) shall be permitted in the event of any one or more of the following: (i) there exists an Emergency, provided that the shortening of the grace or cure period applicable in cases of Emergency shall apply only to permit Landlord to perform an obligation of Tenant on Tenant's behalf and at Tenant's expense, as set forth in
Section 38, below, and such grace or cure period shall not be shortened for purposes of determining if Landlord is entitled to exercise its other rights and remedies set forth in Section 24.2, below due to the uncured breach (such as the right to terminate this Lease or dispossess Tenant due to such breach, (ii) the default relates to any obligation of Tenant hereunder with respect to which the clause creating such obligation provides by its terms for a default without additional cure period, or a shorter cure period (in which event such shorter period shall be the applicable cure period hereunder), and/or (iii) the default is for an assignment or sublease not permitted by this Lease; or

            24.1.3 If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease and of all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated.

      24.2 Remedies. Upon a Default, and except as provided in Section 24.1.2(b)(i), above (under which Landlord's remedy in an Emergency where the grace period or cure period is shortened from that otherwise provided under
Section 24.1.1, above is limited to self-help), Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, any one or more of which Landlord may resort cumulatively, consecutively, or in the alternative:

            24.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, additional rent and other charges when due.


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

            24.2.2 Landlord may terminate this Lease, or may terminate Tenant's right to possession of the Premises, at any time by giving written notice to that effect, in which event Landlord may (but shall not be obligated to) relet the Premises or any part thereof. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant's rights hereunder) shall immediately terminate, provided that, without limitation, Tenant's obligation to pay Rent, Total Expenses and any damages otherwise payable under this Section 24, shall survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant's right of possession, all of Tenant's rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Section 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent, additional rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in attempting to relet the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant's right of possession. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a constructive or other termination of Tenant's right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

                  (a) The worth at the time of award of unpaid Rent, additional rent and other sums due and payable which had been earned at the time of termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Rent, additional rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

                  (c) The worth at the time of award of the amount by which the unpaid Rent, additional rent or other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided, as reduced to present value based upon a discount rate of eight percent (8%) per annum; plus

                  (d) Any other amount which is necessary to compensate Landlord for economic damages sustained by Landlord and proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including reasonable expenses incurred in performing such acts in connection with any reletting to a new tenant or tenants; (iii) for reasonable leasing commissions incurred in connection with any reletting to a new tenant or tenants; or (iv) for any other reasonable and actual costs incurred by Landlord in reletting the Premises provided that any of the costs described in clauses
(ii) and (iii) which are incurred by Landlord in reletting the Premises (such as broker commissions and new tenant improvements) shall be amortized on a straight-line basis over the initial term of the new lease and only the portion thereof allocable to the unexpired Term of this Lease (calculated as of the date of such reletting) shall be chargeable (on a lump-sum basis, as so calculated) to Tenant under this Section; plus

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of New Jersey, provided the same is not duplicative of any other damages recoverable by Landlord under the express terms of this Lease and/or does not otherwise result in a windfall or double recovery to Landlord.

                  The "worth at the time of award" of the amounts referred to in Sections 24.2.2(a) and (b) is computed by allowing interest at the Default Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. In lieu of the amounts recoverable by Landlord pursuant to clauses (b) and (c) of this Section 24.2.2, above, but in addition to the amounts specified in clauses (a), (d), and (e) (or any other portion of this Section 24), Landlord may, at its sole election, recover "Indemnity Payments," as defined hereinbelow, from Tenant. For purposes of this Lease "Indemnity Payments" means an amount equal to the Rent and Total Expenses, and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Rent and Total Expenses, and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments in lieu of the amount recoverable under clauses (b) and (c), above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals, provided that at such time as Landlord has relet the entire Premises leased by Tenant as of the time of the Default to one or more tenants with reasonably substantial creditworthiness, so that the total amount of future "loss of rent" damages is capable of being calculated with precision for the balance of the Term, Landlord agrees to calculate the amount recoverable thereafter pursuant to clauses (b) and (c) of this Section 24.2.2, above, and to seek recovery of such amount (plus any other damages payable to Landlord under clauses (a), (d), and (e) of this Section 24.2.2) in lieu of any further Indemnity Payments, and in such case, the reletting shall establish "the amount of such rent loss that Tenant proves could be reasonably avoided." Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

            24.2.3 Landlord may, pursuant to lawful process, and with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

            24.2.4 Landlord may exercise the rights described in Section 38, below (including without limitation after a Default involving a shortened cure period, as described in Section 24.1.2(b)(i), above).

            24.2.5 After a Default, Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit beyond the notice(s) of default required pursuant to Section 24.1, above (if any), (2) to redeem the Premises after an order for possession, writ of unlawful detainer or similar eviction order has been entered in Landlord's favor by any court of competent jurisdiction, (3) to re-enter or repossess the Premises after an order for possession, writ of unlawful detainer or similar eviction order has been entered in Landlord's favor by any court of competent jurisdiction, or (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

            24.2.6 In the event of termination of this Lease or repossession of the Premises after a Default, Landlord agrees to use commercially reasonable efforts to mitigate its damages hereunder, provided that (i) Landlord shall not be obligated to show preference for reletting the Premises over any other vacant space in the Property, (ii) Landlord shall have the right to divide the Premises, or to consolidate portions of the Premises with other spaces, in order to facilitate such reletting, as Landlord deems appropriate, (iii) Landlord shall not have any obligation to use efforts other than commercially reasonable efforts under the circumstances to collect rental after any such reletting, and
(iv) Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose, and upon such terms as it deems appropriate, and may grant any rental or other lease concessions as it reasonably deems advisable under prevailing market conditions, including free rent.

25.   SUBORDINATION.

      25.1 Subject to Section 25.2, below, this Lease is and shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Although the foregoing subordination shall be self-effectuating, Tenant shall execute and return to Landlord any documentation requested by Landlord consistent with Section 25.2, below, in order to confirm the foregoing subordination within ten (10) business days after Landlord's written request. If Tenant does not provide Landlord with such subordination documents within ten (10) business days after Landlord's written request, and such failure continues for a period of five (5) business days after Landlord's delivery of a second written request that Tenant provide such documentation (which second written request states on its face that Tenant will be in default under the Lease if it fails to provide the required documentation within such five (5) business day period), the same shall constitute a default by Tenant hereunder without requirement of any further notice or right to cure. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease, provided such purchaser assumes, either expressly or by operation of law, the obligations of "Landlord" arising under this Lease after the date title to the Land and Building is transferred to such purchaser or grantee. Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Rent or additional rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such successor in interest, (iii) liable for damages for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord.

      25.2 Section 25.1, above, to the contrary notwithstanding, Landlord agrees that the subordination of this Lease to any future mortgage (or ground lease) shall be conditioned upon the delivery to Tenant of a "Subordination, Non-Disturbance and Attornment Agreement" ("SNDA") from such future mortgagee (or ground lessor), in substantially the form attached as Exhibit I or such other commercially reasonable form of SNDA which may be required by such mortgagee (or ground lessor), and which shall provide, inter alia, to the effect that so long as Tenant is not in default hereunder (beyond any applicable notice and right to cure periods), and attorns to such mortgagee (or ground lessor) and any other successor-in-title due to a foreclosure or deed-in-lieu thereof (or a termination of such ground lease), Tenant's rights under this Lease, including its right of possession of the Premises, shall not be disturbed in the event of a foreclosure of such mortgage or deed of trust (or of a termination of the ground lease). Tenant hereby covenants and agrees that in connection with any negotiation with respect to a form of SNDA that is not substantially similar to the form attached as Exhibit I, Tenant (i) shall act and negotiate in good faith, (ii) shall not insist upon the inclusion of any unreasonable provisions,
(iii) shall not intentionally interfere with the pending loan or ground lease transaction contemplated by Landlord, and (iv) shall not seek any provisions inconsistent with any of the provisions of Exhibit I or any of the other provisions of this Lease. In addition, Landlord agrees to deliver an SNDA to Tenant from Landlord's existing mortgagee substantially in the form of Exhibit I within thirty (30) days after Lease execution, provided Tenant shall be required to execute such SNDA prior to its execution by such mortgagee.

26.   SURRENDER OF POSSESSION.

      Upon expiration or earlier termination of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord free of all of its furniture, fixtures, equipment and broom clean and in good condition, reasonable use and wear and tear, and damage by casualty, excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered as and when aforesaid, and in accordance with the terms of this Lease, Tenant shall indemnify


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Landlord against all claims, losses, costs, expenses (including reasonable attorneys' fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including any claims made by any succeeding occupant founded on such delay, provided that Landlord will not have the right to claim indemnification for consequential damages under this Section (for example, for damages suffered due to termination of a replacement lease or for delay damages payable to any tenant under a replacement lease, due to late delivery arising by virtue of Tenant failure to surrender possession in a timely fashion) until sixty (60) days after Landlord notifies Tenant that Landlord has executed (or is in negotiation to execute) a lease which provides for termination or payment of such delay damages if Tenant fails to surrender possession of the Premises in a timely fashion hereunder, and identifying the amount of such damages (or such termination right) with reasonable specificity (which notice may be provided to Tenant more or less than sixty days (60) days prior to the expiration of the Lease Term, or during any period of holdover by Tenant after expiration of the Lease Term). The indemnification set forth in this Section 26 shall survive termination of this Lease.

27.   NON-WAIVER.

      Waiver by a party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease.

28.   HOLDOVER.

      28.1 If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), unless Landlord has otherwise agreed in writing, and in addition to any other legal or equitable claims or remedies then available to Landlord, Tenant agrees to pay to Landlord a charge equal to 150% of such monthly Rent for the first three (3) months of such holdover, and an amount equal to 200% of such monthly Rent for each full month after the third (3rd) full month of such holdover, plus in both cases, one hundred percent (100%) of the additional rent which would have been payable by Tenant for the entire period of such holdover. Such payments shall be made within ten (10) days after Landlord's demand, and in no event less often than once per month (in arrears). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Rent or additional rent in advance or the breach of any other covenant or the existence of a default. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Section 26, above.

      28.2 Provided Tenant is not then in Default, in the event Tenant notifies Landlord at least sixty (60) days prior to the scheduled expiration of the Lease Term that it is necessary for Tenant to holdover for a period not to exceed sixty (60) days after the scheduled expiration of the Lease Term, and provided Landlord has not, as of such date, entered into a Lease or a binding


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letter of intent (and/or is not then engaged in bona fide negotiations for such a lease or binding letter of intent) which requires Landlord either to deliver possession to the tenant thereunder, or to commence demolition, construction or other activity in the Premises, promptly after the scheduled expiration of the Lease Term, then in such event Tenant shall be deemed to have been granted permission from Landlord to remain in possession of the Premises for a period of sixty (60) days after scheduled date of expiration of this Lease, in which case Tenant shall be deemed to be occupying the Premises as a tenant for a term of sixty (60) days at a rental equal to the Rent herein provided and otherwise subject to all the conditions, provisions and obligations of this Lease, including, but not limited to, Tenant's obligation to pay Tenant's Share of Real Estate Taxes, Total Expenses and any other obligations constituting additional rent as set forth herein, adjusted as necessary or appropriate to make the same applicable to a sixty (60) day tenancy. The foregoing shall not constitute Landlord's consent for Tenant to engage in any holdover, except for such sixty
(60) day period where Tenant provides Landlord with prior notice of such intended holdover at least sixty (60) days prior to the scheduled date of Lease expiration under the specific circumstances described above. If at the time of such notice from Tenant to Landlord, Landlord has entered into a Lease or a binding letter of intent (or is engaged in bona fide negotiations for such a lease or binding letter of intent) which requires Landlord either to deliver possession to the tenant thereunder, or to commence demolition, construction or other activity in the Premises, promptly after the scheduled expiration of the Lease Term, then Tenant shall not be entitled to such permissive 60-day holdover, and shall promptly surrender possession of the Premises at the scheduled expiration of the Term.

29.   CONDEMNATION.

      29.1 Definitions. The terms "eminent domain", "condemnation", and "taken", and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain. Any temporary taking for a period in excess of six (6) consecutive months shall be deemed to be a permanent taking within the meaning of this
Section 29.

      29.2 Taking. "Taking" shall mean and refer to the acquisition or taking of property (or any right, title or interest therein) by any governmental or quasi-governmental authority acting under power of condemnation or eminent domain, and shall encompass contested as well as uncontested takings as long as initiated by the applicable governmental or quasi-governmental authority. If the whole of the Premises is temporarily or permanently taken, by virtue of a Taking, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Rent, additional rent, and other payments up to that date. If (a) twenty percent (20%) or more of the Premises is permanently taken by virtue of a Taking, or (b) in the case of a Taking of less than twenty percent (20%) of the Premises, Tenant is unable to make reasonable use of the balance of the Premises remaining after the Taking, as determined by Tenant in its reasonable, good faith discretion, or (c) access to the Building or Premises by Tenant is, by virtue of a Taking, permanently denied, or (d) the parking ratio for the Building is, by virtue of a Taking of any parking areas serving the Building, permanently reduced to a ratio which fails to meet applicable code requirements after taking into account any portion of the Building taken and any reasonable substitute parking provided by Landlord in lieu of the parking areas so taken, then Landlord and Tenant shall each have the right (to be exercised by written


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

notice to the other within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession of the applicable portion of the Property is taken thereunder pursuant to such Taking. If neither party elects to terminate this Lease, as aforesaid, then Landlord shall diligently, and within a reasonable time, after title vests in the condemning authority, repair and restore, at Landlord's expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises is taken, thereafter the Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary Taking involving the Premises or Building, or if a Taking of other portions of the Building or common areas does not deny Tenant access to the Building and Premises, or if less than twenty percent (20%) of the Premises is permanently taken by a Taking and Tenant is able to make reasonable use of the balance of the Premises as determined by Tenant in its reasonable good faith discretion, then this Lease shall not terminate, and Landlord shall, as soon as reasonably practicable thereafter, repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible. If any portion of the Premises was permanently taken, then the Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken, commencing on the date Tenant is deprived of the use of such portion of the Premises. If any portion of the Premises was temporarily taken, then the Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken for the period of such temporary taking, that is, from the date upon which Tenant is deprived of the use of such portion of the Premises until the date Tenant is restored to the use of such portion of the Premises. If any portion of the parking is taken, but not so as to provide a right of termination, Landlord shall use reasonable efforts to try and locate or provide alternative parking within reasonable proximity to the Building, provided Landlord shall not be required to expend an amount in excess of $15,000 in order to satisfy such obligation.

      29.3 Award. Landlord reserves all rights to damages to the Premises or Building, or arising out of the loss of any leasehold interest in the Building or Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

      29.4 Mortgagee Rights. Tenant acknowledges that Landlord's right to any condemnation award may be subject to the rights of Landlord's mortgagee (if any) in and to such award under the mortgage or deed of trust (if any) which encumbers the Building and Premises. Accordingly, Landlord's obligation to repair and restore, as set forth in Section 29, above, shall be subject to the requirements of Landlord's mortgagee with regard thereto, and the time within which such obligation must be satisfied shall be adjusted as reasonably necessary to reflect delays occasioned by the exercise by the mortgagee of such mortgagee's rights.


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

30.   NOTICES.

      All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.8, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt, refusal of delivery or on the date which is four (4) days after the date of mailing.

31.   MORTGAGEE PROTECTION.

      Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that the mortgagee(s) and/or trust deed holder(s) shall be entitled to a period of not less than thirty (30) days after receipt of such notice within which to cure such default on Landlord's behalf, or if such default cannot be cured within that time, then such additional time (not to exceed ninety (90) days) as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction, so long as such remedies are continuing to be so diligently pursued. The foregoing notwithstanding, in case of Emergency, Tenant's right to cure such default on Landlord's behalf pursuant to Section
34.3 shall apply as necessary to address the Emergency, provided Tenant will provide written notice to the mortgagee of the default at issue simultaneously with its notice to Landlord, and afford said mortgagee the same opportunity afforded to Landlord if any) as a result of such Emergency.

32.   COSTS AND ATTORNEYS' FEES.

      In any litigation between the parties arising out of this Lease, and in connection with any consultations with counsel and other actions taken or notices delivered, in relation to a default by any party to this Lease, the Court shall have the authority to award to the prevailing party (and from the non-prevailing party) the reasonable expenses and court costs, including reasonable attorneys' fees, incurred by the prevailing party, in preparation for and (if applicable) at trial, and on appeal. Such attorneys fees and costs shall be payable upon demand.

33.   BROKERS.

      Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Insignia/ESG, Inc. ("Broker") in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including


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

reasonable attorneys fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have dealt with Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease, or otherwise claiming a commission by, through or under Tenant. Landlord shall be responsible for any leasing commission due to Broker, pursuant to the terms of one or more separate agreements between Landlord and Broker.

34.   LANDLORD'S LIABILITY AND DEFAULT.

      34.1 Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord generally, but are made and intended to bind only the Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered and no personal liability shall at anytime be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. Accordingly, and notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord's interest in the Premises and Building, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, member, officer or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the Building and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises are a part.

      34.2 In no event shall Landlord be in default of this Lease unless Tenant notifies Landlord of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord's receipt of such notice (provided (i) that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion, not to exceed ninety (90) days in the aggregate within which to complete such cure, and (ii) in the event of an Emergency, such grace or cure period may be shortened as reasonably necessary given the scope and nature of the Emergency, provided such shortened grace or cure period shall only apply to permit the exercise of Tenant's self help rights under Section 34.4, below.

      34.3 In the event of a default by Landlord after expiration of applicable cure periods, Tenant shall be entitled to pursue all rights and remedies available at law or in equity except as limited by this Lease, and in all events excluding consequential damages. In addition, in no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord, except under circumstances which amount to a constructive eviction under applicable principles of New Jersey law (and with respect to which Tenant satisfies the requirements for a constructive eviction claim under applicable New Jersey law). Tenant shall use commercially reasonable efforts to mitigate its damages in the event of any default by Landlord hereunder.


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

      34.4 Among other remedies permitted to be exercised by Tenant upon a default by Landlord of its obligations hereunder after expiration of applicable cure periods, and without waiving or releasing Landlord from any such obligation of Landlord, Tenant may, but shall not be obligated to, perform any such obligation of Landlord, and to recover from Landlord the reasonable and actual costs incurred by Tenant in performing such obligation, which shall be payable within thirty (30) days after Tenant's written demand accompanied by reasonable substantiation of the applicable costs. The foregoing right to perform Landlord's obligations shall only apply after the requisite notice and opportunity to cure has been afforded to Landlord (including any shortened cure period permitted in cases of Emergency, as long as Tenant notifies Landlord of the needed repair or other default as soon as possible after tenant learns of its existence). To the extent the item for which Tenant is being reimbursed would otherwise be includable within the definition of Operating Expenses under this Lease, Landlord shall be entitled to include same as an Operating Expense under Article 9 hereof for the applicable Calendar Year, but excluding any incremental additional costs expended by Tenant beyond what would have been incurred by Landlord had Landlord performed its obligations hereunder in a timely fashion.

      34.5 If Landlord fails to reimburse Tenant for its reasonable costs and expenses in exercising such self help right within thirty (30) days after receipt from Tenant of its written demand as contemplated above, Tenant may seek entry of a judgment against Landlord for the amount thereof, plus interest at the Default Rate and Tenant's reasonable costs of collection (including reasonable attorney's fees). If Tenant receives a final, non-appealable judgment against Landlord, and Landlord fails to pay the amount thereof within thirty
(30) days after the same becomes final and non-appealable, Tenant shall thereafter have the right (in addition to execution upon Landlord as and to the extent permitted under Section 34.1, above) to offset the amount of such judgment against the next payments of Rent and additional rent payable by Tenant hereunder, until such amount has been satisfied in full. Except as set forth in this Section 34.5, above, Tenant shall not have any right of offset or deduction due to a default by Landlord.

35.   ESTOPPEL CERTIFICATES.

      35.1 Each party shall, from time to time, within ten (10) days of the other party's written request (which shall be made only in connection with a bona fide capital transaction pursuant to which a third party is requesting such a certification), execute, acknowledge and deliver to the other party or its designee a written statement stating any one or more of the following items: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Rent, additional rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that, to the best of the knowledge of the party making the certificate, on this date there are no existing defenses or offsets which such party has against the enforcement of this Lease by


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

the other party (or stating any such defenses or offsets if there are any); that, to the best of the knowledge of the party making the certificate, that there are no existing claims of default which the party making the certificate could assert against the other party in connection with this lease (or stating any such claims of default if there are any); that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may reasonably be required by the party which has requested that Landlord or Tenant (as the case may be) obtain such certificate from the other party to this Lease. It is intended that any such statement delivered by Tenant pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building, and that any such statement delivered by Landlord pursuant to this paragraph may be relied upon by any prospective assignee or sublessee of Tenant's interest in this Lease, or any party making a loan to, or acquiring, Tenant. If a party fails to respond within ten (10) days after receipt by such party of a written request by the other party delivered as herein provided for the delivery of notices, the non-responding party shall be deemed to have admitted the accuracy of any information supplied by the requesting party in such certificate.

36.   FINANCIAL STATEMENTS.

      (a) Tenant shall within ten (10) days after Landlord's request, which request may not be made more than once during any fiscal quarter with regard to quarterly reports or more than once during any fiscal year with regard to annual reports, Tenant shall deliver to Landlord, Tenant's unaudited quarterly financial statement for its most recent fiscal quarter and (to the extent not previously delivered by Tenant to Landlord) Tenant's audited annual financial statement for its two (2) most recent fiscal years. Such quarterly and annual financial statements shall include, at a minimum, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes.

      (b) Notwithstanding Section 36(a) to the contrary, for so long as Tenant is and remains a publicly traded company which meets its obligation to file financial statements as part of its annual and quarterly reporting to the United States Securities and Exchange Commission (the "SEC"), Tenant's financial reporting obligations under this Section 36 shall be suspended and Landlord will during such period obtain copies of the quarterly and annual financial statements filed by Tenant with the SEC during the Term of this Lease from public sources.

37.   TRANSFER OF LANDLORD'S INTEREST.

      In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, to the extent such obligations are assumed by the transferee either expressly or by operation of law, and Tenant agrees to attorn to the transferee.

38.   RIGHT TO PERFORM.

      If Tenant shall fail to pay any sum of money, other than Rent and additional rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be


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

performed hereunder, and such failure is not cured thirty (30) days after written notice from Landlord (provided that (a) where such failure cannot reasonably be cured within a thirty (30) day period, Tenant shall not be in default if it commences such performance promptly after receiving Landlord's notice of Tenant's failure to perform and diligently thereafter prosecutes the same to completion, such grace period not to exceed a maximum of ninety (90) days in the aggregate, and (b) no such grace or cure period (or such shorter grace or cure period as is set forth below) shall be required in the event of Emergency), Landlord may, but shall not be obligated to, perform any such obligation of Tenant, and to recover from Tenant the reasonable and actual costs incurred by Landlord in performing such obligation, which shall be payable within thirty (30) days after Landlord's written demand accompanied by reasonable substantiation of the applicable costs, as additional rent hereunder. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant together with interest thereon at the Default Rate, which shall be calculated from the date incurred by Landlord until the date of payment.

39.   [INTENTIONALLY DELETED].

40.   SALES AND AUCTIONS.

      Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises without Landlord's consent, which shall not be unreasonably withheld. Subject to Section 4(E), above, Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

41.   NO ACCESS TO ROOF.

      Except as set forth in Section 51, below, Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord.

42.   SECURITY.

            Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as Landlord reasonably deems necessary for the Building, provided that such security measures shall not interfere with Tenant's access to and use of the Premises 24 hours per day, 7 days per week, during the Term of this Lease (it being agreed that the installation and operation of a security system limiting entry to the Building during non-business hours to persons in possession of a security key card or with authorization by Tenant or Landlord to enter the Building shall not constitute "interference" within the meaning of this Section 42). Tenant may install an enhanced security system within the


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

Premises, provided such system and its installation (i) shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld (provided it shall not be unreasonable for Landlord to deny consent to any system which is not compatible with the building's overall security and fire safety and life safety systems, or which is not reasonably usable by any successor tenants in the Premises), (ii) shall be in accordance with all applicable legal requirements (iii) shall be performed at Tenant's sole expense, and shall otherwise be installed in accordance with the provisions governing Alterations under this Lease or the provisions governing Tenant's Work under Exhibit C hereto. All standard security services provided by Landlord will be included as part of Operating Costs under Article 9 of this Lease. Nothing contained in this Section 42 shall be construed or deemed to obligate Landlord to provide any particular form or amount of security with respect to the Premises or the Building or on behalf of Tenant or any other occupant of or visitor to the Premises or the Building.

43.   AUTHORITY OF TENANT.

      Each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is a Delaware corporation, which is validly existing and authorized to transact business in the State of New Jersey, and that he or she has been and is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant.

44.   NO ACCORD OR SATISFACTION.

      No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

45.   PARKING.

      Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building, if any, subject to reasonable rules and regulations regarding the use of the Building's parking facilities (which Landlord shall not apply in a discriminatory fashion against Tenant). Subject to
Section 4(E), above, Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Tenant shall be deemed to have been allocated 4.0 parking spaces per 1,000 rentable square feet of the Premises, on an exclusive basis if Tenant is leasing 100% of the Building (subject to the right of Landlord to use such parking spaces for parking by contractors and others providing services to the Building) , and otherwise on a non-exclusive basis, in the Building's surface parking lot. Except as so provided, Landlord reserves the right in its sole, but reasonable, discre tion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate. In the event Landlord elects to provide reserved or assigned parking spaces to another tenant of the Building, Landlord agrees to provide a comparable number of reserved or assigned parking spaces to Tenant (based upon the relative size of each applicable tenant's premises) within a reasonably proximate location to the Building entrance. However, Landlord will not exercise any of the foregoing rights as long as Tenant is leasing one hundred percent (100%) of the Building.

46.   GENERAL PROVISIONS.

      46.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

      46.2 Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

      46.3 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

      46.4 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the choice of law and/or conflict of law principles applicable in such State).

      46.5 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, admin istrators and assigns of the parties hereto.

      46.6 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of either party, provided (i) such short form shall be subject to the reasonable approval of Landlord, and shall contain no information other than what is statutorily required in order to record a short form memorandum of lease, (ii) the party requesting such recordation shall pay all costs, expenses and recordation taxes associated therewith, and (iii) if recorded, each party covenants to execute and acknowledge (A) a valid release of such memorandum, in recordable form, effective upon the expiration, or earlier termination, of this Lease (and which may thereupon be recorded by Landlord), and (B) an amendment to such memorandum, in recordable form, upon any amendment to this Lease which renders any information set forth within the original memorandum incorrect in any material respect (and which may thereupon be recorded by Landlord).

      46.7 Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease.

      46.8 Inability to Perform; Force Majeure. This Lease and the obligations of the parties hereunder shall not be affected or impaired because the other party is unable to fulfill any of its non-monetary obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause(s) beyond the reasonable control of such party (which causes are referred to collectively herein as "Force Majeure"), provided (i) in no event shall any monetary obligations, including without limitation the Tenant's obligation to pay Rent or additional rent, be extended due to Force Majeure, (ii) in no event shall financial inability constitute a cause beyond the reasonable control of a party, and (iii) in order for any party hereto to claim the benefit of a delay due to Force Majeure, such party shall be required to use reasonable efforts to minimize the extent and duration of such delay, and to notify the other party of the existence and nature of the cause of such delay within a reasonable time after the such delay first commences. Except as limited by the foregoing clauses
(i), (ii) and (iii), any time specified non-monetary obligation of a party in this Lease shall be extended one day for each day of delay suffered by such party as a result of the occurrence of any Force Majeure.

      46.9 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

      46.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

      46.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

      46.12 Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

      46.13 Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld", in which event Landlord's consent shall be subject to Landlord's reasonable discretion.

      46.14 Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.3 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 34 of this Lease to limit the assets available for execution of any claim against Landlord.

      46.15 Reservation. Nothing herein set forth shall be deemed or construed to restrict Landlord from making any modifications to any of the parking and/or common areas serving the Building and/or Premises as of the date of execution hereof, and Landlord expressly reserves the right to make any modifications to such areas as Landlord may deem appropriate, including but not limited to, the addition or deletion of temporary and/or permanent improvements therein, and/or the conversion of areas now dedicated for the non-exclusive common use of tenants (including Tenant) to the exclusive use of one (1) or more tenants or licensees within the Building, provided Landlord shall not exercise the foregoing rights in a manner which would deny Tenant reasonable access to or otherwise unreasonably interfere with Tenant's ability to use and occupy the Premises or to access and use the Building's parking lot. Any such changes shall be subject to Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed.

      46.16 Keys; Directory. Landlord agrees to provide Tenant with a suite entry sign using Landlord's standard suite entry signage for the Building. In addition, subject to section 4(E), above, Landlord shall initially provide Tenant, without charge, a percentage of the applicable space on the Building's lobby directory which corresponds to Tenant's proportionate share of the Building. The cost of any suite keys or security keys or key cards shall be paid by Tenant.

      46.17 Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting Tenant's obligations under this Lease, as stated in the other sections hereof, Landlord and Tenant agree that, irrespective of the reasons therefor (other than a default by Tenant), in the event Tenant fails to take possession of the Premises and commence paying Rent hereunder within five (5) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the term of this Lease.

      46.18 Access. Except as limited by applicable laws and legal requirements, and subject to (i) repairs, alterations, maintenance and other interruptions permitted by this Lease, and (ii) security restrictions implemented for the Building which may include (but shall not be limited to) security systems which restrict entry to the Building during Non-Business Hours, manned security check points with sign-in and authorized entry restrictions, or other comparable security measures, Tenant shall have a right of access to the Premises twenty-four (24) hours a day, seven (7) days a week during the entire Term of this Lease.

      46.19 Terminology. For all purposes of this Lease, the term "including" or terms of similar nature shall be construed to mean "including but not limited to."

47.   [INTENTIONALLY DELETED]

48.   WAIVER OF JURY TRIAL.

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises. To the fullest extent permitted by law, if Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose (and waives the right to interpose) any non-mandatory counterclaim in any such proceeding (provided the same shall not be construed to preclude the assertion of any defenses to the claim, including affirmative defenses, nor to preclude Tenant's bringing any such claims in a wholly separate action against Landlord.

49.   RENEWAL OPTION

      A. General. Provided that both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the applicable Renewal Term (as hereinafter defined) this Lease is in full force and effect and provided further that Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease, Tenant is hereby granted the option to renew the Term for two (2) additional periods of sixty (60) months each (each a "Renewal Term", collectively the "Renewal Terms" and sometimes referenced as the "First Renewal Term" or "Second Renewal Term"). Tenant shall exercise its option to renew by delivering notice of such election (the "Renewal Notice") to Landlord on a date not less than three hundred (300) days prior to the expiration of the initial Lease Term. In the event that Landlord does not receive the Renewal Notice on or before such date (time being of the essence with respect thereto), then such option to renew the Lease Term (and any subsequent option to renew or extend the Lease Term) shall become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts.

      B. Terms. Continuation of this Lease for the Renewal Terms shall be upon the same terms and conditions of this Lease (including without limitation the payment of Operating Expenses and Real Estate Taxes by Tenant on the same basis as is set forth herein), except that the Rent during the Renewal Terms shall be set at an annual rate equal to the greater of (i) one hundred and ten percent (110%) of the then applicable escalated rental rate per annum under this Lease, or (ii) the annual fair market rental rate ("FMR") for the Premises for the Renewal Term as determined by agreement of Landlord and Tenant, or if Landlord or Tenant cannot reach agreement on FMR within ten (10) days of Tenant's exercise, the Three Appraiser Method set forth in Section 49.C of this Lease.

      C. Three Appraiser Method. The "Three Appraiser Method" shall operate as follows: FMR shall be based upon the current fair market rental rate for comparable space in comparable buildings within five (5) miles of the Premises, which shall be determined by a board of three (3) licensed real estate appraisers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third appraiser. Each member of the board of appraisers shall be licensed in New Jersey as a real estate appraiser (to the extent such licensure is legally required), specializing in the field of commercial office appraisal in northern New Jersey, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) business days after Landlord receives Tenant's Renewal Notice. The two (2) appraisers selected by Landlord and Tenant shall select the third appraiser within ten (10) days after they both have been appointed, and each appraiser, within fifteen (15) days after the third appraiser is elected, shall submit his or her determination of the FMR. The FMR shall be the average of the two (2) closest determinations made by the three (3) appraisers (except if two appraisers reach an identical determination, then the FMR shall be the determination of such two appraisers). Landlord and Tenant shall each pay the fee of the appraiser selected by it, and they shall equally share the payment of the fee of the third appraiser. "FMR" shall be the rental rate for full service, net-of-electricity leases made to renewing tenants for comparable Premises in comparable buildings within five (5) miles of the Premises. The determination of FMR shall take into consideration (and shall be increased or reduced, as the case may be, on account of) the location and quality of the comparable properties; the general market availability of suitable office space meeting Tenant's requirements at the time; any inducements, free rental periods or similar types of monetary packages (such as cash allowances and lease takeovers) offered by landlords in the market to secure tenants for comparable office space; and all brokerage commissions that the Landlord would have had to incur to secure a new tenant, to the extent in excess of any commissions due in connection with the renewal.

      D. New Lease After Renewal Term. Except for the renewal options set forth in this Section 49, above, this Lease may only be extended beyond the Lease Expiration Date by the parties executing a new lease, or by an extension agreement signed by both parties making specific reference to this Lease. No proposals, offers, correspondence or the like shall be legally binding upon Landlord until and unless the terms are incorporated in either a new lease or a formal amendment to this Lease as provided in this subparagraph.

50.   ARBITRATION.

      In the event of any disagreement between Landlord and Tenant with regard to (i) the classification of any item as an Operating Expense, or (ii) the reasonableness of any election to contest Real Estate Taxes, or of the fees and costs incurred in connection therewith, the dispute in question shall be submitted by the parties to binding arbitration on an expedited basis in accordance with the commercial arbitration rules of the American Arbitration Association. If such arbitration involves a monetary dispute, Tenant will not withhold any payments under the Lease pending the outcome of any such arbitration.

51.   ROOF RIGHTS.

      51.1 Generally. Subject to (i) compliance with all rules, regulations, statutes and codes of any governmental authority having jurisdiction thereover,
(ii) compliance with any covenants, conditions and restrictions applicable to the Building, and (iii) subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right of access to and the non-exclusive use of the roof of the Building for the installation of communication equipment (Tenant's "Roof Use"); provided further that such installation and the Roof Use shall not void any roof or other warranty applicable to the Building and that all such installations shall be located and screened in a manner mutually acceptable to both Landlord and Tenant in their reasonable discretion.

      51.2 Insurance Premiums. If the rate of any insurance carried by Landlord is increased as a result of Tenant's Roof Use, then Tenant will pay to Landlord within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Roof Use, a sum equal to the difference between the original premium and the increased premium resulting from the Roof Use.

      51.3 No Representations. Landlord has not made any representations or promises pertaining to the suitability of the Building's rooftop for the Roof Use. Tenant, for the purpose of this paragraph and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition. The foregoing notwithstanding, to the extent the Building has not yet been constructed by Landlord, Landlord agrees to cooperate with Tenant during the design phase of the Building to design and engineer an area of the roof to be constructed within which Tenant's Roof Use may be conducted and which will be suitable for such purpose, provided Tenant provides appropriate specifications to Landlord during such design process to enable Landlord to cause the design to accommodate such use.

      51.4 Compliance with Legal Requirements. Tenant will obtain prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 51. Tenant's Roof Use shall not in any way conflict with any applicable law, statute, ordinance or governmental rules or regulation now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the Building complies with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney's fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances, rules or regulations.

      51.5 Additional Covenants. Tenant's Roof Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Building; (2) in compliance with all applicable laws, codes and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (4) at Tenant's cost, including the cost of repairing all damage to the Buildings and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roofs approved hereunder; and (5) in a manner which will not void or invalidate any roof warranty then in effect with respect to the roof of the Building. Tenant's Roof Use shall be used solely in the ordinary course of Tenant's business operations and Tenant may not sublease, license or otherwise permit third parties to establish communications transmission facilities as part of Tenant's Roof Use.

52.   ADDITIONAL SCHEDULES.

      The following additional schedules are attached hereto and made a part of this Lease:

      EXHIBIT A - Location and Dimensions of Premises
      EXHIBIT B - Depiction of Land
      EXHIBIT C - Design Build Construction Exhibit; Landlord's Work and
                  Tenant's Work
      EXHIBIT D - Rules and Regulations
      EXHIBIT E - Declaration of Lease Commencement
      EXHIBIT F - Janitorial Specifications
      EXHIBIT G - HVAC Performance Specifications
      EXHIBIT H - Categories of Operating Expense
      EXHIBIT I - Form of Subordination, Non-Disturbance and Attornment
                  Agreement
      EXHIBIT J - List of Banks which May Issue Letter of Credit as of Lease
                  Execution

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, in triplicate, on the day and year first above written.

                              LANDLORD:

                              Wellsford/Whitehall Holdings, L.L.C., a Delaware limited liability company


                              By:    ___________________________ (Seal)
                                     Richard R. Previdi
                                     Authorized Signatory

                              TENANT:

                              BORON, LEPORE & ASSOCIATES, Inc., a Delaware corporation


                              By:    ___________________________ (Seal)
                              Name:  __________________________________
                              Title: __________________________________

                                   EXHIBIT A
                       LOCATION AND DIMENSIONS OF PREMISES

                          [To be provided by Landlord]

                                    EXHIBIT B
                            LEGAL DESCRIPTION OF LAND

                          1800 VALLEY ROAD, WAYNE, N.J.

BEGINNING at a point on the northeasterly right of way line of Valley Road (Being a 80 foot wide right of way), where the same is intersected by the Division line between Lot 16 on the East and Lot 17 on the West; and running thence

1) North 51 degrees 48 minutes 02 seconds West 396.70 feet along the northeasterly right of way line of Valley Road to a point; thence

2) Northwesterly along the northeasterly right of way of Valley Road and along a curve to the right having a radius of 1,958.37 feet, an arc length of 208.69 feet and a central angle of 06 degrees 06 minutes 20 seconds to a point; thence

3) North 38 degrees 11 minutes 58 seconds East 653.01 feet along the division line between Lot 1, Block 3800 on the North and Lot 17, Block 3101 on the South to a point; thence

4) North 57 degrees 12 minutes 00 seconds East 405.49 feet along said line to a point; thence

5) South 32 degrees 48 minutes 00 seconds East 560.52 feet along the division line between Lot 17 on the West and Lot 1, Block 3800 and Lot 16, Block 3101 on the East to a point; thence

6) South 38 degrees 11 minutes 58 seconds West 505.02 feet along the division line between Lot 17 on the North and Lot 15 on the South to a point; thence

7) South 52 degrees 24 minutes 52 seconds West 232.11 feet along division line to a point; thence

7) South 38 degrees 11 minutes 58 seconds West 135.00 feet still along said line to a point on the northeasterly right of way line of Valley Road and the point of place of BEGINNING.

BEING known and designated as Lot 17 in Block 3101 as shown on the Township of Wayne Tax map.

The above description is drawn in accordance with a survey made by Shoor DePalma dated December 30, 1996.

                                    EXHIBIT C

                        Design Build Construction Exhibit
                        Landlord's Work and Tenant's Work

     1. Preparation of Plans and Specifications. On or before October 4, 2000, Tenant shall deliver to Landlord architectural plans, drawings and finishes, and engineering working drawings, for the Premises, prepared by Aztec Architects, P.C. (the "Architect"), as required for the permitting and construction of the Premises ("Drawings and Specifications"). Any period of delay caused by Tenant's failure to deliver the Drawings and Specifications to Landlord on or before October 4, 2000 shall constitute a "Tenant Delay" hereunder.

     2. Approval of Plans and Specifications. As soon as practicable after receipt of such Drawings and Specifications, but in no event more than five (5) days after receipt thereof, Landlord shall return to the Architect such Drawings and Specifications with Landlord's comments, and suggested modifications and/or approval. If, upon receipt of Landlord's modified Drawings and Specifications, Tenant (or its Architect) wishes to take exception thereto, Tenant may do so within five (5) days after the date upon which Tenant receives Landlord's modified Drawings and Specifications. If Tenant takes exception, then Landlord and Tenant shall negotiate in good faith to promptly resolve any disagreements and make modifications to the Drawings and Specifications are which are acceptable to Landlord and Tenant. The parties shall attempt to reach agreement as soon as possible, and in all events within ten (10) days after the date upon which Tenant receives Landlord's modified Drawings and Specifications.

     3. Revisions to Plans and Specifications. To the extent Landlord's proposed modifications are acceptable to Tenant, Tenant shall promptly cause the Drawings and Specifications to be revised by the Architect to reflect the applicable changes, and the same shall be resubmitted to Landlord for approval within five (5) business days after Landlord's modifications were first
submitted to the Architect.   If Tenant takes exception to Landlord's proposed
modifications, Tenant shall cause said Drawings and Specifications to be revised by its Architect to reflect any changes agreed upon in the above referenced good faith negotiations within five (5) business days after the expiration of the ten
(10) day review and approval period set forth in paragraph 2, above. Tenant shall deliver the revised Drawings and Specifications to Landlord prior to the expiration of such five (5) business day period, and Landlord shall grant its approval or disapproval thereto within three (3) business days after receipt thereof. In the event Tenant requests additional modification to the revised Drawings and Specifications, the parties shall make good faith efforts to reach agreement as quickly as possible, and shall adhere to three (3) day response periods for any subsequent revision(s) of the Drawings and Specifications. Once agreement is reached between Landlord and Tenant on any items within the Drawings and Specifications, the parties shall limit further comments or proposed modifications to items remaining in dispute. Upon Landlord and Tenant's final approval of the Drawings and Specifications, the same shall constitute the "Approved Plans."

     4.    Landlord's Work.

     (a) The work shown on the Approved Plans shall be deemed "Landlord's Work" unless otherwise noted thereon. Landlord's Work shall also include any and all mechanical, electrical, plumbing, sprinkler, or life safety system work indicated on the Approved Plans or otherwise necessary for Tenant's use and occupancy of the Premises, together with any work which may be reasonably necessary to install additional components of or to otherwise increase the capacity of the Building Systems (as defined in Section 7.1 of the Lease) to accommodate Tenant's requirements with respect to the Premises to extent that such requirements exceed Tenant's Share of the capacity of any Building Systems, as such capacity may be reduced by the requirements of Common Areas and other Building Systems. Following final approval of the Approved Plans and completion of the bidding process described herein, Landlord agrees to apply for a building permit and upon issuance thereof, to cause Landlord's Work to be completed, installed or performed, as the case may be, in accordance therewith, subject only to minor variations and/or variations necessitated by the unavailability of specified materials and equipment. Except as above provided, no deviation from the Approved Plans shall be made by either party except by written change order approved by the other party, which approval shall not be unreasonably withheld or delayed and will be given or denied within three (3) days of receiving a written request for approval describing the proposed change order in reasonable detail and including drawings or contract documents depicting any such changes, to the extent applicable. In the event Tenant requests or causes the need for any change orders with respect to Landlord's Work, the net cost of such change orders shall be at Tenant's sole cost and any delays resulting therefrom shall constitute "Tenant Delays" hereunder. In the event any change orders increase the cost of Landlord's Work, Tenant shall pay Landlord the incremental additional cost associated with any such change orders within thirty (30) days after Landlord's delivery of an invoice therefor.

     Within five (5) days after the execution of the Lease, Tenant shall, by written notice to Landlord, designate a single individual (who may be changed by Tenant at any time upon giving Landlord prior written notice thereof) who Tenant agrees shall be available to meet and consult with Landlord at the Premises as Tenant's representative ("Tenant's Representative") respecting the matters which are the subject of this Exhibit C and who shall have the power to legally bind Tenant with respect to notices from Tenant to Landlord making requests for and approving changes, giving approval of plans or work, or giving directions to Landlord under this Exhibit C.

     (b) Promptly after the parties reach agreement on the Approved Plans, Landlord will prepare a bidding package for Landlord's Work based upon the Approved Plans. Landlord's Work shall be competitively bid as follows:

               (i) Landlord (or an affiliate of Landlord) shall serve as a general contractor (in such capacity, the "General Contractor") to supervise the performance of Landlord's Work, with the fixed price contract pursuant to which such work is to be performed (as provided hereinbelow) to include a combined contractor profit and overhead line item based upon twenty percent (20%) of the sum of all Costs (as defined below).
     Landlord's Work will be competitively bid at the subcontractor level, as
     follows:   Where feasible, General Contractor will request bids from a minimum of three (3) subcontractors for each aspect of Landlord's Work which would customarily involve the use of a different subcontractor, each of which shall be financially sound, and able to perform the work in a first class, good and workmanlike and timely manner for each type of work required. General Contractor may also may bid directly for any items of Landlord's Work. Tenant may require that specific items be unit priced during the course of the bid process.

               (ii) All subcontractors shall submit their bids directly to Landlord as General Contractor, who will review and analyze all bids submitted. Within five (5) days after receipt of the last bid, Landlord shall select the subcontractors determined by Landlord to be the acceptable bid ("Final Bid"), provided such selection shall be based upon the lowest bid unless there is a reasonable basis to select a bidder other than the lowest bidder (for example, due to enhancement of coordination between different subcontractors and trades in the performance of Landlord's Work in furtherance of the goal of timely completion thereof) and the costs associated with each such subcontract shall be incorporated within the total Costs. After selecting the successful bids, Landlord will present to Tenant a fixed price lump sum contract proposal for the performance of Landlord's Work based upon the selected bids, the general contractor fee described above, and the total Soft Costs (defined below) associated with Landlord's Work, which presentation will include as an attachment copies of all bids received by Landlord. Within three (3) business days after Landlord's presentation of the fixed price contract proposal, or at any other time, if Tenant wishes to engage in any redesign or value engineering to reduce the cost of such Landlord's Work, then upon Tenant's request and at Tenant's sole expense, Landlord shall engage with Tenant and its architect in value engineering the scope of such Landlord's Work to reduce the cost thereof; provided, however, that (i) the entire period between the date Landlord presents Tenant with the fixed price proposal setting forth the pricing of Landlord's Work and the date Tenant completes all revisions to the applicable Approved Plans in relation to such process of redesign and/or value engineering (together with any delay resulting from the changes themselves) shall constitute a Tenant Delay for all purposes of this Lease, and (ii) any time period by which either the commencement or the completion of Landlord's Work is delayed by virtue of Tenant's election at any other time to engage in such process of redesign and/or value engineering (together with any delay resulting from any changes themselves), shall constitute a Tenant Delay for all purposes of this Lease. The final fixed price for the performance of Landlord's Work (if and as value engineered in accordance with the foregoing provisions) is herein referred to as the "Fixed Price" and is inclusive of all Costs associated with the performance of Landlord's Work as described herein (including architectural services performed for Tenant by its architect, to the extent Tenant has not already paid such architect out of separate Tenant funds).

Landlord agrees to identify "long lead" items or materials which will delay Substantial Completion of Landlord's Work by any dates contemplated in the Lease, and shall notify Tenant of the same promptly after such identification can be made, and in all events prior to the commencement of construction if and to the full extent such information is available at such time. Landlord and Tenant shall cooperate in good faith to avoid such "long lead" items or materials.

          (c) Landlord shall, on Tenant's behalf and subject to Section 5, below, pay all hard and soft costs associated with the design and performance of Landlord's Work, including architectural and engineering fees and expenses associated with the preparation and review of the Plans and Specifications and the Approved Plans; permit and inspection fees; cost of labor, materials, general conditions and contractor profits arising under the construction contract(s) pursuant to which Landlord's Work is performed; and any other hard and soft costs associated with the performance of the Landlord's Work, all of which are hereinafter collectively referred to as "Costs" and all of which shall be payable out of the Allowance (defined below) to the extent available.

          (d) In addition to Landlord's Work, Landlord agrees to perform the following additional base building improvements at Landlord's sole expense: (i) Power wash and cleaning of all exterior surfaces of the Building; (ii) Repair and refurbish (as necessary) and reseal and stripe all designated parking spaces in the parking lot area serving the Building; (iii) Install shrubbery, ground covering and seasonal plantings in areas to be mutually and reasonably agreed by Landlord and Tenant, at a total cost not to exceed $8,000 in the aggregate; (iv) Make revisions, if any, that are required by applicable governmental authorities in order to bring the base building improvements and site improvements (exclusive of Landlord's Work) into compliance (A) with the accessibility requirements of the Americans with Disabilities Act ("ADA") which are applicable to such base building improvements or site improvements, and (B) with any fire code or life safety code requirements applicable to such base building improvements or site improvements, but specifically excluding compliance with such requirements as they apply to any improvements which are part of Landlord's Work, which will be Tenant's sole responsibility (subject to funding of the Allowance), such as (but not limited to) the reconfiguration of the Building's existing sprinkler system to conform to Tenant's layout; and (v) performance of the deferred maintenance items relating to the Building's HVAC system described in Schedule C-1 attached hereto and made a part hereof by this reference. In addition, Landlord agrees to replace certain mirrors which were removed from the existing gym area within the Premises by the prior tenant with mirrors of substantially equivalent quality, and in connection with such replacement, to charge on one-half ( 1/2) of the cost of such replacement as part of Landlord's Work, and thus as part of the Fixed Price (as defined herein).

     5.   Improvement Allowance.

          (a) Notwithstanding the foregoing and in consideration of Tenant's fulfillment of all of its obligations under this Exhibit C and the performance of all of its financial and other obligations under the Lease, Landlord shall provide an allowance of One Million, One Hundred Sixty-Nine Thousand Seven Hundred Eighty-One and 25/100 Dollars ($1,169,781.25) (the "Allowance"), which Allowance is calculated as Twenty and 75/100 Dollars ($20.75) per rentable square foot of the Premises, to be applied solely toward actual Costs paid by Landlord in the design, purchase, construction and installation of Landlord's Work and for no other purpose, in accordance with the terms of this Exhibit C. Landlord's total financial obligation with respect to the purchase, construction, and installation of Landlord's Work or any other improvements to the Premises shall be limited solely to the Allowance, and Tenant shall be solely responsible for (i) any and all Costs in excess of the Allowance, (ii) all increased Costs resulting from any change orders, and (iii) any other costs for which Tenant is responsible under this Exhibit C.

          (b) Landlord shall apply the Allowance toward the Fixed Price, and all
components which make up the Fixed Price.   Landlord and Tenant agree that the
Allowance shall be applied solely to pay costs of design and construction of Landlord's Work in the Premises (including any change orders, if applicable and provided there is any Allowance remaining after application thereof to the Fixed Price), but not for any other purpose. Once the Fixed Price has been determined, Landlord shall notify Tenant in writing of the amount, if any, by which the total of the Fixed Price exceeds the Allowance (such amount, the "Excess Amount"), which will include, if applicable, a request that Tenant deposit with Landlord an amount equal to the Excess Amount (such deposit, the "Completion Deposit"). Within fifteen (15) days after receipt of such notice, Tenant shall pay to Landlord the Completion Deposit which will be utilized by Landlord together with the Allowance to pay the Fixed Price. If Tenant fails to pay the Completion Deposit as and when due hereunder, (i) such failure shall constitute a Tenant Delay and a default under the Lease, and (ii) Landlord shall have the right to halt Landlord's Work.

          (c) If the Allowance payable hereunder exceeds the Fixed Price (plus the cost associated with any change orders which are approved pursuant to Subparagraph 4(a), above), then Landlord shall credit the unused portion of the Allowance (to the extent the same is not applied by Tenant to pay costs associated with change orders under Subparagraph 4(a), above), toward Tenant's next due payment(s) of Base Rent and additional rent, or Tenant may request disbursement of the same to defray Tenant's moving expenses (which payment will be made within thirty (30) days after Tenant's presentation of invoices evidencing such moving expenses).

     6.   Tenant's Work.

          (a) Notwithstanding anything to the contrary in this Exhibit C, Tenant shall be responsible for all work, construction, installations or improvements in or to the Premises which is not designated as Landlord's Work or otherwise as Landlord's responsibility under section 4(d), above (including but not limited to the installation of all fixtures, furniture, equipment and other office installations). Such work shall hereinafter be referred to as "Tenant's Work," and shall be at Tenant's sole cost and expense. If applicable, prior to commencing Tenant's Work, Tenant shall submit drawings and specifications describing Tenant's Work to Landlord, showing all aspects of such work in reasonable detail, to Landlord for Landlord's review and approval, not to be unreasonably withheld. Tenant's Work shall be treated as an "alteration" or "improvement" under the Lease, and shall be subject to the terms of (and approval procedures described in) the Lease with regard to alterations. As of the date hereof, it is contemplated that "Tenant Work" will be limited to the installation of certain telephone and data cabling, and to the installation of Tenant's furniture and fixtures upon move-in.

          (b) Tenant shall be responsible for and shall pay when due all costs associated with the preparation of plans and the performance of Tenant's Work incurred in accordance with this Exhibit C, if any. Failure by Tenant to pay the costs associated with Tenant's Work on a timely basis so as to avoid the assertion of any statutory and/or common law lien against the Premises or the Building shall constitute a default by Tenant for all purposes of the Lease.

     7.   Building Standard Finish.

     Unless the Approved Plans specifically state otherwise, Landlord's Work shall conform to the standard finishes for the Building.

     8.   Permits.

          (a) Except as provided below, Landlord shall obtain all necessary permits and approvals in connection with Landlord's Work. Landlord's Work shall not be deemed Substantially Complete until Landlord obtains all final inspection approvals which are required for Landlord to lawfully deliver the Premises to Tenant with Landlord's Work completed, including a certificate of occupancy for the Premises, provided that the same may be obtained by Landlord or issued, as the case may be, prior to the completion of Tenant's Work and prior to Tenant installing its fixtures, furniture and equipment.

          (b) Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant's Work and to operate within the Premises, including without limitation the final certificate of occupancy or its equivalent (if the same may not be issued as provided in Paragraph 8(a), above), and for obtaining any final fire inspection approval required after installation of Tenant's fixtures, furniture and equipment in the Premises.

     9. First-Class Lien-Free Completion. Landlord and Tenant shall only use new, first- class materials in connection with Landlord's Work and Tenant's Work except to the extent that Landlord and Tenant agree to re-use materials under the Approved Plans or as part of the value engineering process described herein. All such work shall be paid for in full and in a timely fashion by the party who is responsible for such payment under this Exhibit C, and shall be performed in a first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant's Work shall be performed lien-free. Landlord shall be responsible for the compliance of the base building improvements and the site improvements with the requirements of the ADA. Tenant shall be responsible for the compliance of the improvements designed by its Architect with ADA.

     10. Delivery & Acceptance of Possession. "Substantial Completion" of Landlord's Work shall be deemed to have occurred when: (i) the Landlord's construction of Landlord's Work as set forth in this Exhibit C has been completed in accordance with the Approved Plans and any approved change orders, other than (A) minor deviations from the Approved Plans due to the unavailability of specified materials, (B) any items requiring a long lead time for procurement and/or installation (subject to the provisions herein regarding such items), and (C) minor defects and "punch list" items which will not materially and adversely affect Tenant's ability to take occupancy of the Premises or obtain an occupancy permit with respect thereto; and (ii) Landlord has obtained all governmental inspection approvals which are required to be obtained in connection with Landlord's Work, including a certificate of occupancy to the extent the same is capable of being obtained by Landlord prior to the completion by Tenant of Tenant's Work including Tenant's installation of its trade fixtures, furniture, equipment and personal property (provided that Tenant shall be responsible for obtaining the certificate of occupancy or its equivalent if the same may not be issued to Landlord prior to the completion of all Tenant's Work including installation of Tenant's fixtures, furniture, equipment and personal property in the Premises, and in such event the delivery of a certificate of occupancy shall not constitute a requirement of "Substantial Completion" as long as Landlord may lawfully deliver possession of the Premises to Tenant for purposes of Tenant's performance of Tenant Work and the installation of Tenant's fixtures, furniture, equipment and personal property in the Premises. When Substantial Completion of Landlord's Work has been achieved, Landlord shall deliver to Tenant a written notice (the "Completion Notice") certifying the same. Within five (5) days after Landlord delivers the Completion Notice, Tenant and a representative of Landlord shall jointly inspect the Premises, as Tenant deems appropriate, for purposes of preparing a punch list; and unless such inspection demonstrates that Substantial Completion of the Premises has not been achieved, the Premises shall be deemed "Ready for Occupancy" within the meaning of section 1.4 of the Lease on the earlier of (a) the date of such joint inspection, or (b) the fifth (5th) day after Landlord delivers the Completion Notice.

     11. Punch List. If, as a result of the aforementioned joint inspection of Landlord's Work, Tenant discovers deviations or variations from the Approved Plans, or items which are defective or in need of repair or replacement, of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations or items; provided, however, that in the event of a dispute, Landlord (or Landlord's Architect) and Tenant (or Tenant's architect) shall negotiate in good faith, using their reasonable discretion, to determine which items constitute punch list items. The existence of such punch list items shall not postpone the Commencement Date of the Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under the Lease, unless the scope of such punch list items is such that Tenant is prohibited by virtue thereof from lawfully occupying the Premises pending completion of such items, in which event the date Landlord's Work is deemed Substantially Complete shall be extended until the date the punch list items whose completion is necessary in order for Tenant to lawfully occupy the Premises have been completed. Within a reasonable time after the punch list is prepared by the parties, Landlord will cause its contractor(s) to commence, and to proceed with all reasonable diligence, to correct the items noted on the punch list.

     12. Provisions Regarding Tenant's Work. The following shall apply with respect to Tenant's Work, but only to the extent Tenant's Work is in the nature of construction activity within the Building or Premises (as opposed to installation of furniture and personal property):

          (a) First-Class Lien-Free Completion. Except for re-use of existing materials as agreed to by Landlord in its reasonable discretion, Tenant shall only use new, first-class materials in connection with Tenant's Work and same shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant's Work shall comply with the requirements of the Americans with Disabilities Act ("ADA").

          (b) Bonding. All contractors and subcontractors performing any work on behalf of Tenant within the Premises shall be subject to Landlord's reasonable approval, and shall be bonded (or, at Landlord's option, bondable) and licensed to do business in the jurisdiction within which the Premises is located. Landlord will notify Tenant at the time of Tenant's initial notice to Landlord seeking approval of a contractor for the performance of Tenant's Work whether bonding will be required, and to what extent.

          (c)   Insurance Requirements During Construction.

          (i) Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities.

          (ii) Tenant's Work may not commence, nor may Tenant permit its contractors and/or subcontractors to commence any work, until all required insurance has been obtained, and, if Landlord requests, until Tenant's certificates of such insurance have been delivered to Landlord. Tenant's insurance policies shall name Landlord and Landlord's mortgagee(s) and Landlord's Architect and general contractor for the Premises as additional insureds. Tenant's certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord.


          (iii) Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the insurance coverage Tenant is required to carry herein lapses during the course of such work, in which event Tenant's Work may not be resumed until the required insurance coverage is obtained and satisfactory evidence of the same is provided to Landlord.

          (iv) In the event Tenant employs a contractor or subcontractor to perform all or part of Tenant's Work, Tenant shall purchase, or cause its contractor to carry, General Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability as follows (the insurance required under this Exhibit C shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease):

               (A) Worker's Compensation, as required by state law, and Employer's Liability Insurance with a limit of not less than $2,000,000 (or more if required by the law of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

               (B) Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $2,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000. Such insurance shall insure Tenant's general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

               (C) Comprehensive Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than $2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

               (D) Builder's Risk insurance in form and amount reasonably satisfactory to Landlord based upon the scope of work.

          (d) Tenant agrees that Landlord will have the right to inspect the performance of Tenant's Work by Tenant's contractor(s) and subcontractor(s), through Landlord's construction manager, and Tenant agrees to cooperate with Landlord to facilitate such inspections, including without limitation: (i) notifying Landlord and such construction manager prior to any and all job meetings and government inspections of Tenant's Work so that Landlord's construction manager can be present therefor; and (ii) permitting Landlord's construction manager free and clear access to the Premises during the construction period, as necessary to perform such inspections. Landlord shall use reasonable efforts not to interfere unreasonably with the performance of Tenant's Work during the course of any inspections by Landlord or Landlord's construction manager pursuant to this Subparagraph 12(d)

          (e) In the performance of Tenant's Work in accordance with the Lease and this Exhibit C, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations in the Building. Without limiting the foregoing, Tenant agrees to cause its contractor to use reasonable and diligent efforts to minimize excessive noise, and to limit its construction activities to the portion of the Premises being constructed and those portions of the Common Areas (if any) in which Tenant is permitted to perform Tenant's Work in accordance with the Approved Plans. Any delay in the completion of Landlord's Work (including delay in the completion of the base building improvements or the site improvements) caused by Tenant or its contractors, shall be Tenant's responsibility and shall constitute a "Tenant Delay" hereunder.

          (f) Tenant's contractor shall be responsible for all utility costs associated with the performance of Tenant's Work and shall either supply its own electricity and other utilities, or shall reimburse Landlord for all utility consumption associated with such work. Tenant's contractor shall keep all construction areas reasonably clean and free of trash and debris, and shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and the Land clean and not disturbing the other tenants and occupants of the Building in the course of such construction activities, Tenant agrees to follow (or cause its contractors and subcontractors to follow) all directions given to Tenant or its contractors or subcontractors by Landlord's construction manager and to otherwise comply with any reasonable rules and regulations established by Landlord from time to time with regard to Tenant's construction activities within the Building. Tenant's construction contract shall indemnify Tenant and Landlord from damages, losses, and expenses associated with the acts and omissions of Tenant's contractor, its agents, employees, and subcontractors, and shall otherwise be subject to Landlord's prior reasonable approval.

          (g) Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state, and local laws, regulations, and ordinances in the performance of Tenant's Work and to promptly rectify any violations of such laws, regulations, or ordinances caused by the acts or omissions of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its employees, agents, and/or contractors therewith. In the event (i) of any violation of this Exhibit C, or (ii) the construction of any improvements in the Premises which are not within the scope of the Approved Plans, Landlord shall have the right to cause Tenant and Tenant's contractor to stop Tenant's Work and to remove, at Tenant's expense, any such improvements which have been constructed in violation of the Approved Plans or this Exhibit C, and to seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Exhibit C.

          (h) Without limiting the generality or applicability of Subparagraph 12(e), above, or of any other applicable provision of this Exhibit C or the Lease, Tenant agrees that the following provisions shall apply to the performance of Tenant's Work:

               (i) In performing any plumbing work contemplated under the Approved Plans which may require the removal of floor slab in corridors which are within Common Areas, Tenant agrees: (A) to conduct such work expeditiously and in a manner which is calculated to minimize, to the fullest extent possible, any inconvenience to Landlord's building personnel, and other Building tenants, occupants, and invitees who may use such common corridors; (B) upon completion of the plumbing work, to restore the finishes within such common corridors to their original condition; and
     (C) if materials which (upon restoration) are necessary to match such finishes to the finishes of those portions of the corridor which were not removed or affected thereby are not available, Tenant shall be responsible to restore the entire corridor to a uniform finish acceptable to Landlord in Landlord's sole but reasonable discretion and consistent with the quality of the existing finish.

               (ii) In performing any portions of Tenant's Work which involve or affect the exterior portions of the Building or Common Areas, Tenant agrees that it shall, at Tenant's sole expense, upon the completion of such portions of Tenant's Work, restore to their original condition all areas of the Building's exterior and/or Common Areas (including without limitation all adjacent planting areas, sidewalks and parking areas) affected by the performance of Tenant's Work.

               (iii) Tenant shall, as part of Tenant's Work, protect and restore all work areas of the Building (including without limitation any portions of Common Areas required for access to the Premises, or otherwise utilized or affected in performing

     Tenant's Work, including without limitation the Building roof, common corridor floors, walls, and ceilings, above-ground floor penetrations and chase wall penetrations. Tenant shall use only qualified roofing contractors for penetrations and reflashing of affected roof areas (if any), which roofing contractors shall be subject to Landlord's approval, and Tenant and such contractor shall warrant to Landlord the integrity of any such roof or exterior penetrations and that the same are free from leakage and are otherwise properly waterproof. Tenant shall further ensure (and warrant to Landlord) that all floor penetrations are properly fire-stopped, in accordance with applicable building and fire codes and prudent construction practices. Landlord's construction manager and/or representatives shall be advised at the time Tenant commences any portion of Tenant's Work involving the exterior of the Building, the Building roof, the common corridors, or floor-to-floor penetrations, and all such work shall be subject to the inspection and approval of Landlord (and, in the case of work involving the exterior of the Building, shall be supervised by Landlord's construction manager and/or other representatives). In regard to the foregoing right of inspection and approval, Tenant and its contractor shall permit such construction manager and/or representatives free access to all affected areas of the Premises and the Building necessary for Landlord to conduct such inspections and/or supervision.

               (iv) Tenant and its contractors performing Tenant's Work shall provide to Landlord copies of warranties for Tenant's Work and the materials and equipment which are incorporated into the Building and the Premises in connection therewith as well as all operating and maintenance manuals for any equipment and materials incorporated into the Building and/or the Premises as part of Tenant's Work. Tenant shall either assign to Landlord, or enforce on Landlord's behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties. Without limitation, all aspects of Tenant's Work shall be warranted to be free from defects in design and workmanship for a period of not less than one (1) year from the Substantial Completion of Tenant's Work.

The inclusion of provisions in this Subparagraph 12(h) which impose obligations upon Tenant and/or Tenant's contractors with regard to the performance of Tenant's Work outside of the Premises are intended to apply only to such work as may be shown on the Approved Plans (including any approved change orders), and the inclusion of such provisions shall not be construed to impose upon Landlord any obligation to approve any work proposed by Tenant in (or affecting) areas outside of the Premises.

          (i) Landlord acknowledges that Tenant intends to install phone and data cabling and wiring in the Premises (the "Wiring") concurrently with the performance of Landlord's Work, and that such installations need to be scheduled and completed, to the extent possible, prior to the date Landlord closes-in the interior partitioning walls within the Premises. Therefore, Landlord and Tenant acknowledge and agree that Tenant shall be given reasonable access to the Premises prior to the Substantial Completion of Landlord's Work, and, to the fullest extent possible (consistent with the schedule for performing Landlord's
Work) prior to the installation of interior partitioning by Landlord in the
Premises.   In connection with such installations by Tenant, the parties agree as follows:

               (1) Any entry and/or occupancy of the Premises prior to Substantial Completion of Landlord's Work and/or the Commencement Date, including without limitation any early entry for the purposes of performing Wiring, shall be subject to all of the terms and conditions of the Lease, except for the obligation to pay Monthly Rent, Operating Costs, Real Estate Taxes and any other occupancy charges under the Lease (which will not be applicable until the Commencement Date, as provided in the Lease). In addition, any entry by the Tenant, its agents, employees or contractors (any and all of which to be referred to hereinafter as "Tenant's Personnel"): (i) shall be subject to the insurance requirements of this Lease as if Tenant were in occupancy of the applicable portion of the Premises; (ii) shall comply with any reasonable construction scheduling requirements of Landlord, and Tenant shall notify Landlord's Representative on-site (which notice may be verbal) to request permission to enter the Premises, specifying the requested date, time of entry, and which Wiring Tenant intends to perform, at least one (1) Business Day prior to any such entry, and Landlord shall respond promptly to such request and to use all reasonable efforts to accommodate the request, in accordance with the scheduling restrictions and requirements set forth hereinbelow; and (iii) shall in no way delay the Substantial Completion of Landlord's Work, and if Tenant's Personnel cause any such delay, the same shall constitute a Tenant Delay hereunder. In addition, Tenant shall bear the full risk of loss for any materials, equipment or other property which Tenant's Personnel bring into the Building or the Premises in connection with any Wiring, which shall stored or installed at Tenant's sole risk, and Landlord shall not have any liability therefor.

               (2) Landlord agrees to cooperate in good faith with Tenant to accommodate Tenant's requested entry dates, subject to the terms of this subparagraph provided that if Landlord determines that it is not feasible for Wiring to be performed in a particular area of the Premises, or determines that allowing such entry would delay the Substantial Completion of Landlord's Work, then Landlord shall so notify Tenant's Representative (which notice may be verbal) and Tenant's Personnel shall not have the right to enter such area at such time (until Landlord indicates that such entry will not delay the Substantial Completion of Landlord's Work). Subject to the foregoing sentence, Landlord shall make all reasonable efforts to enable the Tenant to have access to the Premises as necessary to complete the wiring in a timely and efficient manner.

               (3) Tenant shall be responsible for any damage to Landlord's Work caused by Tenant, or its agents, employees and contractors, in the course of performing any Wiring or other Tenant Work. To the extent Tenant fails to complete its Wiring or Tenant Work which either require governmental inspection, or which are required to be completed for a governmental inspection to be conducted, prior to the date Landlord's Work would otherwise qualify for such final inspection(s), then, the denial of such final inspection approvals shall not delay the date of Substantial Completion of Landlord's Work (and the same shall constitute a Tenant Delay hereunder).

     13.  Tenant Delays.   "Tenant Delay(s)" shall mean delays in the
preparation of Approved Plans and/or in the bidding, contracting and/or construction of Landlord's Work, but solely to the extent caused by the acts or omissions of Tenant, or any of its agents, employees, and/or contractors, or resulting from any change order or long lead item with respect to Landlord's Work caused or requested by Tenant, or any other delay which is defined in any part of the Lease or this Exhibit C as a "Tenant Delay". If and to the extent the Substantial Completion of any item(s) of Landlord's Work is delayed due to Tenant Delay, and the delayed completion of such item(s) does not materially and adversely affect the timing of the Substantial Completion of Landlord's Work, then provided Tenant continues to pursue the elimination of such Tenant Delay with all due diligence, such Tenant Delay shall not affect the Commencement Date or otherwise result in or give rise to any damages or penalties payable by Tenant to Landlord, or otherwise constitute a default by Tenant under the Lease, except that Tenant shall be responsible for any increase in the cost of Landlord's Work occasioned thereby. If and to the extent the non-completion of any such item(s) due to a Tenant Delay does materially affect the timing of Substantial Completion of Landlord's Work, then the Commencement Date shall be deemed to have occurred on the day upon which the same would have occurred but for such Tenant Delay, and Tenant shall again be responsible for any increase in the cost of Landlord's Work occasioned thereby. Without limiting any of the foregoing: (i) it shall constitute a "Tenant Delay" under this Lease if Landlord suffers any actual delay in securing a building permit or other required approvals for Landlord's Work as a result of the rejection by any governmental authority of any plans and specifications submitted to such authority for issuance of such permits or approvals because the same are not in conformity with local code or other legal requirements applicable thereto; and (ii) it shall constitute a "force majeure" within the meaning of this Lease if it takes more than twenty-one (21) days for Landlord to secure a building permit to perform Landlord's Work after the date of submission of the Approved Plans to the applicable governmental authorities for approval.

     14.  Remedies.

          (A) Landlord has agreed to use all reasonable and diligent efforts to achieve Substantial Completion of Landlord's Work on or before February 1, 2001. To the extent that any item of Landlord's Work is, in fact, not completed as of February 1, 2001, the following provisions shall apply:

               (i) If and to the extent the non-completion of such item(s) does not materially affect Tenant's ability to lawfully take occupancy of or use the Premises, to commence or complete Tenant's Work or to install its fixtures, furniture, equipment and personal property therein by February 1, 2001, and provided Landlord continues to pursue the completion of such items with all due diligence, such non-completion shall not affect the Commencement Date of this Lease or otherwise result in or give rise to any damages or penalties payable by Landlord to Tenant, or otherwise constitute a default by Landlord under this Lease.

               (ii) If and to the extent the non-completion of such item(s) does materially affect Tenant's ability to lawfully take occupancy of or use the Premises, to commence or complete Tenant's Work or to install its fixtures, furniture, equipment and personal property therein by February 1, 2001, then the validity of the Lease shall not be in any way affected, and the Commencement Date of this Lease shall be extended one (1) day for each day of actual delay in achieving Substantial Completion after February 1, 2001 (except to the extent such non-completion was caused by Tenant Delay, in which event the Commencement Date shall be deemed to have occurred on the day upon which the same would have occurred but for such Tenant Delay).

               (iii) If and to the extent the non-completion of such item(s) does materially affect Tenant's ability to lawfully take occupancy of or use the Premises, to commence or complete Tenant's Work or to install its fixtures, furniture, equipment and personal property therein by March 1, 20001, then the validity of the Lease shall not be in any way affected, except that (a) the Commencement Date of this Lease shall continue to be extended one (1) day for each day of actual delay in achieving Substantial Completion after March 1, 2001 (except to the extent such non-completion was caused by Tenant Delay, in which event the Commencement Date shall be deemed to have occurred on the day upon which the same would have occurred but for such Tenant Delay), and (b) if and to the extent such delay was not caused by either Tenant's Delay or Force Majeure, then in addition to deferral of the Commencement Date, as above provided, Tenant shall be granted, for each day of delay, a per diem credit against Rent due under the Lease equal to one
     (1) day's Rent hereunder (i.e., $3,282.11 per day) for each day of delay after such date until Landlord's Work is Substantially Completed. The foregoing shall constitute Tenant's sole and exclusive remedy in the event of any such delay in the completion of Landlord's Work.

          (B) To the extent the completion of any item of Landlord's Work is delayed due to Tenant Delay, and the delayed completion of such item does not materially affect Landlord's ability to achieve Substantial Completion of Landlord's Work by February 1, 2001, then provided Tenant continues to pursue the elimination of such Tenant Delay with all due diligence, such Tenant Delay shall not affect the Commencement Date of this Lease or otherwise result in or give rise to any damages or penalties payable by Tenant to Landlord, or otherwise constitute a default by Tenant under this Lease, except that Tenant shall be responsible for any increase in the cost of Landlord's Work occasioned thereby. If and to the extent the non- completion of any such item(s) due to Tenant Delay does materially affect Landlord's ability to achieve Substantial Completion of Landlord's Work by February 1, 2001, then the Commencement Date shall be deemed to have occurred on the day upon which the Commencement Date would have occurred but for the delay caused by Tenant Delay (but not earlier than February 1, 2001), and Tenant shall again be responsible for any increase in the cost of Landlord's Work occasioned thereby.

          (C) To the extent Landlord's Work has not been Substantially Completed by July 1, 2001, which date shall be extended one (1) day for each day of delay in the commencement or completion of Landlord's Work caused by Force Majeure and/or Tenant Delays, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord; provided, however, that if Landlord achieves Substantial Completion of Landlord's Work prior to the end of the thirty (30) day notice period, Tenant's notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect.

          (D) Each party shall use all reasonable and diligent efforts to perform the responsibilities and work required to be performed by it hereunder without unreasonable delay, and to avoid and minimize the duration of any delays for which such party is responsible hereunder; and each party agrees to use commercially reasonable efforts (but without material out-of-pocket expense) to mitigate the damages and adverse effect of any delay for which the other party is responsible.

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

     2. Except as permitted in the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord.

     3. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

     4. Tenant shall not allow the Premises to be used for lodging, nor shall cooking be done or permitted by Tenant on the Premises, except the use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwave ovens shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations. The foregoing notwithstanding, the Premises may contain on or more kitchens and/or cooking facilities provided that such kitchens and/or cooking facilities are installed and operated in locations reasonably approved by Landlord, and otherwise in accordance with the standards applicable to the operation of a commercial kitchen (including satisfaction of all applicable life safety and fire safety requirements applicable to commercial kitchens, provision of adequate and proper ventilation and the use of commercial quality cooking equipment).

     5. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise approved by Landlord in writing (which approval shall not be unreasonably withheld) or as specifically provided in the Lease. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's, its agents', employees' or contractors' carelessness or indifference in the preservation of good order and cleanliness of the Building.

     6. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all available keys and key cards to doors in the Building which shall have been furnished to the Tenant.

     7. Tenant shall not use, permit or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

     8. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by persons who do not reasonably confirm to the applicable security agents their identity as agents or employees of Tenant during the continuance of the same by such action, as Landlord may deem appropriate, including closing doors.

     9. Tenant shall ensure the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage.

     10. The toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     11. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the Lease.

     12. Hand trucks shall not be used in any space or public halls of the Building, either by Tenant or any other occupant of the Building, except those equipped with rubber tires and side guards or such other material-handling equipment. Other than mail carts, no other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises, without Landlord's consent, which shall not be unreasonably withheld.

     13. Tenant agrees (i) to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord's agent (provided that this requirement shall only apply to initial move-in as long as Tenant is the sole occupant of the Building, unless Landlord demonstrates to Tenant a reasonable need for such coordination at the time), and
(ii) to use the services of an insured professional moving company or equivalent in- house personnel performing such functions.

     14. Tenant shall store its trash and garbage within the Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the locality in which the Premises is located, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes.

     15. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     16. The requirements of the Tenant will be attended to only upon application by telephone or in person at the office of Landlord or Landlord's agent. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     17. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building, provided that, in the event of any irreconcilable conflict between these Rules and Regulations and the express terms of any Lease to which they are attached, the terms of such Lease shall be controlling.

                                   EXHIBIT E
                       DECLARATION OF LEASE COMMENCEMENT


     Attached to and made part of the Lease dated the ____ day of _______________, 2000, entered into by and between WELLSFORD/WHITEHALL HOLDINGS, L.L.C., as Landlord, and BORON, LEPORE & ASSOCIATES, INC., a Delaware corporation, as Tenant (the "Lease").

     Landlord and Tenant do hereby declare that the Commencement Date (as defined in the Lease) is hereby established to be _________________ and that the Lease Expiration Date (as defined in the Lease) is hereby established to be _________________. The Lease is in full force and effect as of the date hereof.

     EXECUTED as of the ____ day of _______________, 2000.

                           LANDLORD:

                           WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company


                           By:  ______________________________
                              Richard R. Previdi
                              Authorized Signatory

                           TENANT:

                           BORON, LEPORE & ASSOCIATES, INC., a Delaware corporation



                           By:  ______________________________
                              Name:
                              Title:

                                    EXHIBIT F
                                    ---------

                            JANITORIAL SPECIFICATIONS


                                1800 VALLEY ROAD

DAILY:
-----

     . Dust furniture, business machines, telephones, partition tops, sills, ledges and other horizontal surfaces.

     . Spot clean all desk tops and furnishings to remove fingerprints and smudges. (Desks and tables not cleared of paper work material will only be dusted where desk is exposed.)

     .  Spot clean and polish all executive type desks and conference tables.

     .  Empty and damp wipe clean all ashtrays.

     .  Where sand urns are used, remove all debris and smooth or replace sand.

     . Empty all trash receptacles, wipe out with damp cloth if necessary, replace plastic liners and remove trash to designated areas.

     . All loose trash (marked by tenants as "TRASH") to be removed to designated areas. "LOOSE TRASH" means cardboard boxes, computer paper, etc.

     .  Spot clean all washable wall, partition and door surfaces.

     . Clean and sanitize all drinking fountains. Polish stainless steel and chrome.

     .  Vacuum all carpeted floors with a heavy duty commercial vacuum cleaner.

     . Dust mop all resilient tile, parquet, quarry, ceramic, raised computer floors and other special floor coverings and treat with the appropriate methods and material.

     .  Dust mop all resilient tile and other non-carpeted floor surfaces.

     .  Turn off all lights.

     .  Lock all suites.

WEEKLY:
------

     .  Dust all vertical surfaces.

     . Spot clean all partitions and office window glass (removing fingerprints, smudges, etc.)

     .  Spray buff all resilient tile floors.

     .  Broom sweep or vacuum all stairs and landings.


ANNUALLY:
--------

     . Strip and refinish all resilient tile floors, applying two (2) coats of metal interlock floor finish. (Regardless of whose approval or direction, no materials will be applied that would cause a hazardous situation or slippage.)

LAVATORIES:
----------

DAILY:
-----

     . Clean, sanitize and polish all, vitreous fixtures including toilet bowls, urinals and sinks, using a germicidal detergent solution.

     .  Mop all lavatory floors.

WINDOWS:
-------

     .  Clean interior and exterior surfaces of all windows semi-annually.

                                   EXHIBIT G
                                   ---------

                     HVAC SYSTEM PERFORMANCE SPECIFICATIONS

                                1800 Valley Road

     The HVAC System serving the Premises shall have the capability to provide a thermal environment to satisfy the following conditions:

     Summer: Maintain room conditions not in excess of 76_F. dry bulb and 55% relative humidity when the coincident outside conditions do not exceed 94_F. dry bulb at 80% relative humidity and 74_F. wet bulb (per ASHRAE design criteria).

     Winter: Maintain room conditions of not less than 70_F. dry bulb when the outside air temperature is not less than 5_F. dry bulb at 20 mph wind conditions. Average relative humidity shall be maintained at 45% or at a lower level, as required, to prevent condensation on exterior walls and windows.

     The above conditions shall be maintained, based on the following:

     (A) Light colored blinds, fully lowered with slats at a 45 azimuth, coincident with peak sun load, or other equivalent solar barrier.

     (B) Electrical equipment heat ejection load of three (3) watts per square foot.

     (C) People load of one person per 100 square feet.

     (D)  20 CFM fresh air per person.

                                   EXHIBIT H

                             CATEGORIES OF EXPENSES

                           [Intentionally left blank]

                                   EXHIBIT I

                        NON-DISTURBANCE, ATTORNMENT AND
                            Subordination Agreement


     THIS AGREEMENT is made and entered into as of this ____ day of _______________, ______ by and among Fleet National Bank, as Agent for itself and other lenders (hereinafter called the "Lender"), ________________________, (hereinafter called the "Tenant"), and Wellsford/Whitehall Holdings, L.L.C., a Delaware limited liability company, its successors and assigns (hereinafter called the "Landlord").

                              W I T N E S S E T H:

     WHEREAS, Landlord owns certain real property located in ___________________, New Jersey, and more particularly described in Exhibit A attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

     WHEREAS, Tenant and Landlord made and entered into that certain Lease, dated __________________, with respect to certain premises constituting a portion of the Property therein described (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"); and

     WHEREAS, on or about the date hereof, Lender has become the holder of that certain security instrument made by Landlord and recorded in the records of the county and state identified above (said security instrument being hereinafter called the "Mortgage"), conveying the Property to secure the payment of the indebtedness described in the Mortgage; and

     WHEREAS, on or about the date hereof, Lender has become the holder of that certain Assignment of Rents and Leases made by Landlord and recorded in the aforesaid records (said Assignment of Rents and Leases being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title, and interest as lessor under the Lease to further secure the indebtedness described in the Mortgage; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant, and Landlord hereby covenant and agree as follows:

          Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessees use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Mortgage or in case Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Mortgage or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be
(a) liable for any act, omission, misrepresentation, or breach of warranty of any prior lessor under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease unless such security deposit has been delivered to Purchaser or Lender ad actually received by Purchaser or Lender; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease (provided the foregoing shall not relieve Lender or such Purchaser of liability for any offsets or defenses arising out of any breach of the Lease to the extent such breach continues after the date Lender or such Purchaser takes over title to the Property, but solely to the extent such defense or right of offset continues after the date such Lender or Purchaser takes over title to the Property, was notified of the applicable claim of breach, and failed to cure same within the time period provided for in the lease; provided further, however, in no event shall Lender or Purchaser be subject to any right of offset set forth in the last sentence of Section 34.5 of the Lease with respect to any final, non-appealable judgments rendered against any prior lessor under the Lease); or (d) bound by any base rent, percentage rent, or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease, except for security deposits to the extent set forth in (and as limited by) clause 1(b), above; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (f) bound by any consent by any lessor under the Lease to any assignment or sublease of the lessee's interest in the Lease made without also obtaining Lender's prior written consent except with respect to any assignment or sublease which pursuant to the terms of the Lease does not require the consent of lessor under the Lease; or (g) liable for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property (including, but not limited to, any provisions relating to renewal options and options to expand), and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other immediate action against Lender or any Purchaser; or (h) bound by any provisions of the Lease for completion of any improvements with respect to the Leased Premises or for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space; or (i) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender; provided, however, that the foregoing shall not be construed to prohibit Tenant from exercising any termination right, if any, provided for herein or at law . Tenant acknowledges and agrees that Tenant has no right or option pursuant to the Lease or otherwise to purchase the Leased Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Lender. Tenant further acknowledges that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non- disturbance agreement, and Tenant waives any requirement to the contrary in the Lease.

          Attornment. Unless the Lease is terminated in accordance with Paragraph 1, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Mortgage (if applicable), or by any foreclosure or other proceeding for enforcement of the Mortgage, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self- operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, upon request, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 1.

          Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Mortgage and all other security documents now or hereafter securing payment of any indebtedness of Landlord to any lender benefitted by the Mortgage which covers or affects the Property (hereinafter referred to as the "Security Documents"), and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage and the Security Documents and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage and the Security Documents. Without limitation of any other provision hereof, Lender may at its option and without joinder or further consent of Tenant, Landlord or any other party, at any time after the date hereof, subordinate the lien of the Mortgage (or any other lien or security interest held by Lender which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination, and in the event of any such election by Lender to subordinate, Tenant will execute any documents reasonably required to evidence such subordination; provided, however, that notwithstanding that the Lease may by unilateral subordination by Lender hereafter be made superior to the lien of the Mortgage, the provisions of the Mortgage relative to the rights of Lender with respect to proceeds arising from a condemnation or casualty shall be prior and superior to and shall control over any contrary provisions in the Lease. Nothing herein shall be construed to prohibit Tenant from making a claim in any condemnation proceedings as permitted by the Lease.

          Assignment of Leases. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Mortgage and the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to he paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and the Assignment of Leases, the Lease cannot be terminated by Landlord (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or, release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Mortgage and the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except as may be specifically provided for herein.

          Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or any holder(s) of any of the indebtedness or other obligations secured by the Mortgage and the Security Documents, a certificate regarding the status of the Lease, consisting of the following statements, if true (or it not, specifying why not): (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications to the Lease, (e) that no default, or state of fact which, with the passage of time or notice (or both), could constitute a default, exist under the Lease, and (f) such other matters as may be reasonably requested.

          Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

          Fleet National Bank
          100 Federal Street
          Boston, Massachusetts 02110
          Attn: Real Estate Division

          and

          Fleet National Bank
          115 Perimeter Center Place, N.E.
          Atlanta, Georgia 30346
          Attn:  Jay Johns
or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at _____________________________________, or at such other address as may be

designated by written notice from Tenant to Lender.

          No Further Subordination. Except as expressly provided to the contrary in Paragraph 3 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

          As to Landlord and Tenant.   As between Landlord and Tenant, Landlord
and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

          As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Mortgage, the Assignment of Leases or any other agreement relating to the loan secured thereby.

          Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

          Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state where the Property is located.

          Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances, if any, in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                                 LENDER:

                                 FLEET NATIONAL BANK, AS AGENT

                                 By:  ______________________________
                                    Name:
                                    Title:

                                 TENANT:

                                 _________________________________


                                 By:  ______________________________
                                    Name:
                                    Title:

                                 LANDLORD:

                                 Wellsford/Whitehall Holdings, L.L.C., a
                                 Delaware limited liability company


                                 By:  ______________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                          DESCRIPTION OF THE PROPERTY

                                   EXHIBIT J

      List of Banks which May Issue Letter of Credit as of Lease Execution

                              Fleet National Bank
        Any other bank approved by Landlord under Article 3 of the Lease